UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934
Date of Report (date of earliest event reported):

February 13, 2012

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52120	56-2590442
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

65 Commerce Way
Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

R&R Acquisition VI, Inc.
133 Summit Avenue, Suite 22
Summit, New Jersey 07901
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report of Form 8-K (this “Report”) contains forward-looking statements.  This Report includes statements regarding our plans, goals, strategies, intentions, beliefs or current expectations.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.  These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute forward-looking statements.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.  The “Risk Factors” section of this Report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

Forward-looking statements are subject to many risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks listed under the heading “Risk Factors” as well as the following:

•	the effect of competition and proprietary rights of third parties;

•
the availability of additional financing and access to capital with respect to the Company and the period of time for which the proceeds from the recent private placements will enable the Company to fund its operations.

In addition to the risks identified under the heading “Risk Factors” and above, many important factors affect the Company’s ability to achieve its plans and objectives and to successfully develop and commercialize any product candidates, including, among other things the ability:

•	to obtain substantial additional funds;

•	to obtain and maintain all necessary trade secrets;

•	to successfully complete our current clinical trial and any future clinical trials that may be required for our current product candidate, RI-001;

•	to demonstrate the safety and efficacy of product candidates at each stage of development;

•	to meet applicable regulatory standards and receive required regulatory approvals;

•	to manufacture and distribute products in commercial quantities at reasonable costs; and

•	to compete successfully against other products and to market products in a profitable manner.

Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this Report will prove to be accurate. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, the Company does not undertake any obligation to update any forward looking statements or to announce revisions to any of the forward-looking statements.

Explanatory Note

We are filing this Amendment No. 1 on Form 8-K/A to amend and restate our Form 8-K, originally filed with the Securities and Exchange Commission on February 13, 2011 (the “Original Filing”), which reported our completion of a series of transactions that related to the merger by us with ADMA Biologics, Inc., a privately-held Delaware corporation, and certain related actions taken by us, to update and supplement information included in the Original Filing, as necessary, to reflect the business, financial condition and results of operations of ADMA Biologics, Inc., as of and for the year ended December 31, 2011, including, without limitation, Management’s Discussion and Analysis of Financial Condition and Results of Operations relating to the consolidated financial condition and results of operations of ADMA Biologics, Inc. as of, and for each of the years ended, December 31, 2011 and 2010, as well as consolidated financial statements and related notes for such periods.

This Amendment No. 1 responds to the following items of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sales of Equity Securities.

Item 4.01	Change in Registrant’s Certifying Accountants.

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.06	Change in Shell Company Status.

Item 9.01	Financial Statements and Exhibits.

Item 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2012, R&R Acquisition VI, Inc., a Delaware corporation (“ParentCo” or the “Registrant”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among ParentCo, ADMA Biologics, Inc., a privately-held Delaware corporation (“Former ADMA”), and ADMA Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ParentCo (“Acquisition Sub”).  Upon the closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub was merged with and into Former ADMA, and Former ADMA, as the surviving corporation in the Merger, became a wholly-owned subsidiary of ParentCo.  ParentCo’s corporate name was changed to ADMA Biologics, Inc. and the name of Former ADMA was changed to ADMA Plasma Biologics, Inc.

The Merger Agreement and the Merger are described in Item 2.01 below, which disclosure is incorporated herein by reference.

Prior to the transactions contemplated by the Merger Agreement with Former ADMA, there were no material relationships between ParentCo and Former ADMA, or any of their respective affiliates, directors or officers, or any associates of their respective directors or officers.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Merger

On February 13, 2012, ParentCo entered into the Merger Agreement with Former ADMA and Acquisition Sub.  Upon closing of the Merger, Acquisition Sub was merged with and into Former ADMA, and Former ADMA, as the surviving corporation in the Merger, became a wholly-owned subsidiary of ParentCo.  ParentCo’s corporate name was changed to ADMA Biologics, Inc. and the name of Former ADMA was changed to ADMA Plasma Biologics, Inc.

In connection with the Merger and pursuant to the terms of the Merger Agreement:

- all of the then issued and outstanding shares of Former ADMA’s common stock, including the common stock issued in a private financing  transaction (as defined below under “2012 Financing”) and including the shares of Former ADMA’s Series A preferred stock, which were converted into common stock immediately prior to and as part of the Merger, were automatically exchanged into 4,601,270 shares of common stock of ParentCo, par value $0.0001 per share (the “Common Stock”) at a 1:1 exchange ratio;

- all warrants, options and other rights to purchase or acquire shares of Former ADMA’s common stock outstanding immediately prior to the Merger, including the Placement Agent Warrants (as defined below) and including the additional options granted to Adam S. Grossman under his new employment agreement, were converted into warrants, options or other rights, as the case may be, to purchase an aggregate of 383,380 shares of Common Stock at the same exercise prices; and

- 2,446,967 of the 2,500,000 shares of Common Stock held by the stockholders of ParentCo immediately prior to the Merger were canceled such that these stockholders now hold 53,033 shares of Common Stock, not including the 87,865 shares issuable upon exercise of the Placement Agent Warrants, held by an affiliate of one of such stockholders.

Immediately prior to the Merger and the transactions described above, (i) 3,386,454 shares of Series A Preferred Stock of Former ADMA were converted into 11,243,748 shares of Former ADMA’s common stock after giving effect to cumulative anti-dilution adjustments and accrued dividends, and 4,835,224 shares of Former ADMA’s Series A Preferred Stock issued in December 2011 upon the conversion of convertible notes were converted into an equal number of shares of Former ADMA’s common stock and (ii) the shares of common stock of Former ADMA were reverse split at a ratio of 1-for-6.8 (the “Reverse Split”).

As part of the Merger, ParentCo assumed certain of Former ADMA’s obligations under an investors’ rights agreement, dated July 17, 2007, by and among Former ADMA and its shareholders (the “Investors’ Rights Agreement”), assumed Former ADMA’s obligations under the Securities Purchase Agreement (as defined under “- Recent Financings - 2012 Financing” below), and assumed Former ADMA’s 2007 Employee Stock Option Plan.

The Merger Agreement, Investors’ Rights Agreement and 2007 Employee Stock Option Plan are filed as Exhibit 2.1, 10.7 and 10.1, respectively, to this Report and are incorporated herein by reference. The description of such documents and the transactions contemplated thereby contained in this section does not purport to be complete and is qualified in its entirety by reference to the text of such documents.

Change in Management

In connection with the Merger, ParentCo’s board of directors was reconstituted by the resignation of Mr. Arnold P. Kling from his role as sole director of ParentCo and the appointment of Steven A. Elms, Dov A. Goldstein, Jerrold B. Grossman, Adam S. Grossman, Eric I. Richman and Bryant E. Fong as directors (all of whom except for Mr. Fong were directors of Former ADMA immediately prior to the Merger).  Bryant Fong is the designee of Burrill Capital Fund IV, LP (“Burrill”), Steven Elms is the designee of Aisling Capital II, LP (“Aisling”) and Dr. Jerrold B. Grossman is the designee of Jerrold and Adam Grossman and their related entities (the “Grossman Group”). Burrill, Aisling and the Grossman Group were the lead investors (the “Lead Investors”) in the 2012 Financing, as defined below.  Each of the Lead Investors is entitled to designate one nominee to the ParentCo board of directors for as long as it owns 50% of the shares of Common Stock that it received in the Merger in exchange for the shares of common stock that it owned immediately following the closing of the 2012 Financing.  ParentCo’s executive management team was also reconstituted following the resignation of Mr. Kling as ParentCo’s president and Mr. Kirk M. Warshaw as ParentCo’s chief financial officer and secretary, and Adam S. Grossman was appointed President and Chief Executive Officer of ParentCo. See “Directors and Executive Officers.”

Change of Control

Immediately after the closing of, and giving effect to, the Merger, the holders of Former ADMA’s common stock, including the investors in the 2012 Financing, held approximately 97% of the issued and outstanding shares of Common Stock, on a fully-diluted basis, while the stockholders of ParentCo immediately prior to the Merger, including the placement agent in the 2012 Financing (who is an affiliate of one of such stockholders) held approximately 3%.  Accordingly, the Merger represents a change of control.

Accounting Treatment

For accounting purposes, the Merger was accounted for as a reverse acquisition, with Former ADMA as the accounting acquiror (legal acquiree) and ParentCo as the accounting acquiree (legal acquiror). Consequently, the historical financial information of Former ADMA will become the historical financial information of ParentCo.

Tax Treatment

It is intended that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.  It is not expected that the Merger will result in any federal income tax consequences to our stockholders.

As required by IRS Circular 230, we inform you the foregoing was not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer, but is merely intended as a general guide to the intended tax consequences of the Merger.  Each investor should seek advice based on the investor’s particular circumstances from an independent tax advisor.

Line of Business; Fiscal Year

As a result of the Merger, Former ADMA will continue its historical business as a wholly-owned subsidiary of ParentCo.  ParentCo has relocated its executive offices to 65 Commerce Way, Hackensack, NJ 07601 and its telephone number is (201) 478-5552.

ParentCo has adopted the fiscal year of Former ADMA, which ends December 31.

Smaller Reporting Company

Following the Merger, ParentCo continues to be a “smaller reporting company,” as defined in Regulation S-K under the Exchange Act.

OTC Bulletin Board

Under the Merger Agreement, ParentCo is obligated to qualify the shares of Common Stock for quotation on the Over-the-Counter Bulletin Board® electronic trading system (“OTCBB”).  However, it cannot assure you when such shares will qualify for quotation on the OTCBB or any other electronic trading market, if ever, or, if they do, that there will be any active trading market for such shares.

Recent Financings

Note Financings

Convertible Notes

In 2009, 2010 and 2011, Former ADMA issued senior secured convertible promissory notes to significant stockholders, as further detailed in the table below.  The notes provided that the outstanding principal and interest under the notes would be due and payable upon the earliest to occur of:  (i) December 31, 2011 (as extended by amendment); (ii) the date on which the Company would consummate a preferred stock financing in which the gross proceeds to the Company totaled at least $10,000,000 (“Qualified Financing”); and (iii) the occurrence of an Event of Default (as defined in the notes), the first of these three events to occur referred to as the “Maturity Date.”  Interest accrued on the outstanding principal at the rate stated  in the table below and was payable on the Maturity Date.  The notes provided that in the Qualified Financing, the unpaid principal and accrued interest on the notes would automatically convert into the preferred stock issued in such Qualified Financing at a price per share equal to the lesser of (A) the price per share paid by the investors in the Qualified Financing or (B) the conversion price listed in the table below.

The notes also provided that any principal and accrued interest thereon that remained outstanding would convert into shares of preferred stock (Series A-1 or Series A-2) at the stated conversion price if immediately prior to the Maturity Date, a Qualified Financing had not occurred and Former ADMA did not have sufficient cash on hand to repay the outstanding balance in full.  The Series A-1 and A-2 Preferred Stock would have had the same rights and privileges as Former ADMA’s Series A Preferred Stock (except for the conversion price) and would have been senior to the Series A Preferred Stock in liquidation preference.  If the principal amounts due under these notes had been repaid on the Maturity Date, the payees would have had the option to convert all of the accrued interest into shares of Series A Preferred Stock determined by dividing the interest by the conversion price.

In an Event of a Default, the interest rate stated on the notes would have been increased by three percent (3%) per annum. The notes were collateralized by all of the assets of Former ADMA.

The notes issued in June and December 2010 and in 2011 contained a provision stating that immediately prior to a deemed liquidation event,  if such notes had not been repaid or converted, at the option of Aisling Capital II, L.P., the notes would needed to have been repaid in cash or converted into Series A-2 Preferred Stock.  The December 2010 and the 2011 notes furthermore stated that they would be repaid prior to the Maturity Date upon (i) Former ADMA’s sale of its net operating losses or (ii) a change of control (as defined in the notes).

In December 2011, all then-outstanding senior secured convertible promissory notes were converted into 4,835,224 shares of Series A Preferred Stock in accordance with their terms.  No such notes remain outstanding.

Non-Convertible Notes

In 2011, Former ADMA issued senior secured promissory notes to significant stockholders, as further detailed in the table below.  The notes stated that the outstanding principal and interest under them would be due and payable upon the earliest of (such date is referred to as the “Maturity Date”) (i) December 31, 2011 (extended by amendment to March 31, 2012 with respect to $250,000 in aggregate principal amount of such notes); or (ii) the occurrence of an Event of Default (as defined in the notes).  Interest accrued on the outstanding principal at the rate stated below and was payable on the Maturity Date. In an Event of a Default, the interest rate stated on the notes would have been increased by three percent (3%) per annum. The notes were collateralized by all of the assets of Former ADMA.

The notes also stated that they would be repaid prior to the Maturity Date upon (i) the receipt by Former ADMA of funds from the sale of plasma inventory of Former ADMA or its subsidiary; (ii) Former ADMA’s sale of any of its securities in a public offering or (ii) a Change of Control (as defined in the notes).

Senior secured promissory notes in the aggregate principal amount of $400,000 were repaid prior to the Merger.  Senior secured promissory notes in the aggregate principal amount of $250,000 (plus $12,740 in accrued interest) were invested in the 2012 Financing by the holders of the notes in exchange for shares of Former ADMA’s common stock.  No such notes remain outstanding.

Warrants

In connection with the issuance of certain of the above notes, Former ADMA issued common stock purchase warrants expiring ten years from the date of issue to existing common and preferred stockholders at an exercise price of $.07 per share. Such warrants vested immediately and could be exercised at any time up to the expiration date.  The warrants have been exercised for shares of Former ADMA common stock prior to the Merger.

Summary Table

The amounts listed for the investors below were the largest amounts of principal outstanding for those investors since the issuance of the notes.  As of the date of this Report, none of the notes remain outstanding.  In the table below, “Aisling” refers to Aisling Capital II, L.P., “Maggro” refers to Maggro, LLC and “Hariden” refers to Hariden, LLC.  The managing members of the control person of Aisling include our Chairman Steven Elms.  Our Vice-Chairman Dr. Jerrold B. Grossman is the managing member of Maggro.  Our President and Chief Executive Officer Adam S. Grossman is the managing member of Hariden.

Issue Date	Security	Principal Amount and Investors	Interest Rate	Interest paid in 2010	Conversion Price	Convertible Into	Warrants Issued
Aug–09		$ 2,500,000 (Aisling: $2,075,000 Maggro: $212,500 Hariden: $212,500)	9%		$15.24941	Preferred Series A-1
Dec-09		$2,500,000 (Aisling: $2,075,000 Maggro: $212,500 Hariden: $212,500)	9%		$15.24941	Preferred Series A-1
Jun-10	Senior Secured Convertible Promissory Notes	$1,800,000 (Aisling: $1,695,000 Maggro: $52,500 Hariden: $52,500)	12%		$13.55240	Preferred Series A-2	52,730
Dec-10		$500,000 (Aisling: $500,000)	10%		$13.55240	Preferred Series A-2
Feb-11		$300,000 (Maggro: $150,000 Hariden: $150,000)	10%		$13.55240	Preferred Series A-2
May-11		$250,000 (Aisling: $212,500 Maggro: $18,750 Hariden: $18,750)	10%		$13.55240	Preferred Series A-2
Jun-11		$300,000 (Aisling: $249,000 Maggro: $25,500 Hariden: $25,500)	10%		$13.55240	Preferred Series A-2
Aug-11		$250,000 (Aisling: $200,000 Maggro: $25,000 Hariden: $25,000)	10%		N/A	N/A	4,612
Sep-11		$100,000 (Maggro: $50,000 Hariden: $50,000)	18%		N/A	N/A
Oct-11	Senior Secured Promissory Notes	$100,000 (Maggro: $50,000 Hariden: $50,000)	18%		N/A	N/A
Dec-11		$200,000 (Aisling: $100,000 Maggro: $50,000 Hariden: $50,000)	18%		N/A	N/A

The issuance and sale of the above notes was made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and the rules promulgated thereunder.

 2012 Financing

In connection with, and immediately prior to the closing of the Merger, Former ADMA completed a private placement (the “2012 Financing”) of 1,828,128 shares of Former ADMA’s common stock at a price per share of $9.60 to accredited investors, for gross proceeds to ADMA of $17,550,029 pursuant to a securities purchase agreement (the “Securities Purchase Agreement”).  In lieu of repayment of senior secured promissory notes in the aggregate principal amount of $250,000 (plus $12,740 in accrued interest), the aggregate amount of unpaid principal and interest on the notes was invested by the holders of such notes in the 2012 Financing in exchange for shares of Former ADMA’s common stock, as described in further detail under “Certain Relationships and Related Transactions, and Director Independence.”  The net cash proceeds from the 2012 Financing, after the payment of all expenses related to the 2012 Financing and the Merger, including legal, accounting, printing, travel, the Placement Agent’s cash fee and expense reimbursement and miscellaneous, are approximately $15.2 million, not including in such proceeds the senior secured promissory notes that were satisfied in exchange for shares of Former ADMA’s common stock in the 2012 Financing.

Pursuant to the terms of the Securities Purchase Agreement, for a period ending on the earlier to occur of (a) 18 months following the closing of the 2012 Financing or (b) such date that ParentCo has sold in one or more transactions (other than exempt issuances as defined in the agreement) securities having an aggregate purchase price of at least $5 million, if ParentCo sells any Common Stock or Common Stock equivalents for a price less than $9.60 (a “Dilutive Issuance”), each investor in the 2012 Financing will be given the right to subscribe, for $0.01 per share, for such number of additional shares of Common Stock equal to (x) the total subscription amount paid by the investor in the 2012 Financing divided by the price per share of Common Stock paid (or payable per share of Common Stock in the case of Common Stock equivalents) by investors in connection with the Dilutive Issuance, less (y) the total number of shares of Common Stock purchased by such investor at the closing of the 2012 Financing and any such additional shares of Common Stock acquired under this right. ParentCo must use commercially reasonable efforts to complete a financing transaction pursuant to which it would sell Common Stock or Common Stock equivalents resulting in gross proceeds of at least $5 million within 18 months of the closing of the 2012 Financing (the “First Follow-On Financing”).

Burrill, Aisling, and Jerrold and Adam Grossman and their related entities (the “Grossman Group”), which we collectively refer to as the “Lead Investors,” purchased 885,417, 458,334 and 114,584 shares of Former ADMA’s common stock, respectively, for approximately $8,500,000, $4,400,000 and $1,100,000, respectively.  $262,740 in consideration paid by Aisling and the Grossman Group was in the form of secured promissory notes in lieu of cash.  ADMA reimbursed the Lead Investors for their reasonable costs (including legal fees and expenses) of $38,184.  The Lead Investors, and Former ADMA’s officers and directors, agreed not to sell, transfer or otherwise dispose of any of their Common Stock or securities convertible, exercisable or exchangeable for Common Stock for a period of 180 days following the closing of the 2012 Financing.  In addition, with respect to any Lead Investor, until such time that such Lead Investor owns less than 50% of the shares of Common Stock that it received in the Merger in exchange for the shares of common stock that it owned immediately following the closing of the 2012 Financing, if ADMA proposes to offer any shares of its equity securities, or securities or debentures exchangeable for or convertible into additional shares of its equity securities for the purpose of financing its business (other than shares issued to employees, directors and consultants in the form of stock or options, shares issued upon exercise, exchange or conversion of any securities issued in the 2012 Financing or outstanding as of the date of the Securities Purchase Agreement, shares issued pursuant to strategic agreements, shares offered to the public pursuant to an underwritten public offering, or other customary exclusions), the Company will offer such Lead Investor the right to participate in any such offering on the same terms and conditions otherwise available to investors therein, to the extent of an amount at least equal to their beneficial ownership percentage at the time of such offer.

In the event ParentCo is unable to raise at least $5 million in the First Follow-On Financing, then Burrill, Aisling and the Grossman Group will subscribe to purchase $1.5 million, $2.0 million and $0.5 million, respectively, which amounts will decline proportionately if ParentCo raises more than $1 million in addition to the amounts contributed by such Lead Investors.

In connection with the 2012 Financing and the Merger, ParentCo agreed, pursuant to a registration rights agreement (the “Registration Rights Agreement”), to register on a registration statement (the “Investor Registration Statement”) the resale of the shares of Common Stock issued in the Merger in exchange for the shares of common stock issued in the 2012 Financing and the shares of Common Stock owned by ParentCo’s pre-Merger stockholders, as well as the resale of the shares of Common Stock issuable upon exercise of the warrants issued to the placement agent and its designees in the Merger in exchange for the Placement Agent Warrants (as defined below).  We refer to the securities the resale of which is required to be registered on the Investor Registration Statement as the “Registrable Securities.”  To effect this registration, ParentCo is obligated to file the Investor Registration Statement with the SEC no later than 45 days following the completion of the Merger and the Investor Registration Statement shall be declared effective by the SEC within 180 days following the completion date of the Merger (240 days in case of a full review by the SEC).  If, among other events, the Investor Registration Statement is not filed within such 45-day period, is not declared effective within 180 days after the completion date of the Merger (240 days in the case of a full review by the SEC), or ceases to remain effective for more than 10 consecutive trading days or any 15 trading days during any 12-month period, ParentCo is required to pay in cash to the investors in the 2012 Financing an amount per month equal to one percent of the investors’ subscription amount for Registrable Securities still held by the investors, until the Investor Registration Statement is filed, declared effective or continues to be effective (as the case may be).  This payment is subject to a maximum of (i) one percent of the investors’ subscription amount for Registrable Securities still held by the investors if ParentCo is diligently using our best efforts to have the Investor Registration Statement declared effective and the delays associated with the effectiveness of the Investor Registration Statement are the result of either continuing comments from or delays in reviewing by the SEC and (ii) ten percent of the investors’ subscription amount for Registrable Securities still held by the investors in all other cases.

If the SEC informs ParentCo that all of the securities required to be registered on the Investor Registration Statement cannot, as a result of the application of Rule 415 under the Securities Act, be registered for resale as a secondary offering on a single registration statement, ParentCo will use its commercially reasonable efforts to file amendments to the Investor Registration Statement as required by the SEC, covering the maximum number of such securities permitted to be registered by the SEC.   In such case, ParentCo will not be required to make payments in cash to the investors in the 2012 Financing with respect to securities exceeding such maximum number if the registration statement is not declared effective within the time periods listed above.

ParentCo agreed to make such filings as are necessary to keep the Investor Registration Statement effective until the date on which all of the Registrable Securities have been sold or are saleable pursuant to Rule 144 (“Rule 144”) or its other subsections (or any successor thereto) under the Securities Act.  ParentCo is obligated to bear registration expenses (exclusive of transfer taxes, underwriters’ discounts and commission) of all such registrations required.

The stockholders of Former ADMA also have registration rights with respect to the shares of Common Stock issued in the Merger in exchange for shares of Former ADMA’s common stock and shares of Common Stock issuable upon exercise of options they hold, pursuant to the Investors’ Rights Agreement.  They have agreed to waive their piggy back registration rights with respect to the Investor Registration Statement; however, they will be entitled to require the filing of a resale registration statement pursuant to the Investors’ Rights Agreement.

Under the terms of the Securities Purchase Agreement, the Company is obligated to cause securities to be delivered to non-affiliates without any restrictive legends if the resale of such securities has been registered, such securities have been sold pursuant to Rule 144 or, in certain circumstances, if such securities are eligible for sale under Rule 144.  If the Company fails to do so, we are obligated to pay to the investor, for each $1,000 of shares, $1 per trading day, increasing to $2 per trading day five trading days after such damages have begun to accrue, until unrestricted certificates are delivered.  In addition, if the Company fails to satisfy the current public information requirement under Rule 144(c), then the Company is obligated to pay to an investor, for any delay in or reduction of its ability to sell the securities, an amount equal to 1% of the aggregate subscription amount of such investor’s securities on the date of such current public information failure and on every 30th day thereafter (prorated for shorter periods) until the failure is cured or public information is no longer required for a Rule 144 sale.

Rodman & Renshaw, LLC (the “Placement Agent”) acted as the exclusive placement agent in connection with the 2012 Financing. Former ADMA paid the Placement Agent a cash fee of for its services equal to $843,501 (of which 50% is held in escrow until no later than September 30, 2012).  As additional compensation, Former ADMA issued the Placement Agent warrants (the “Placement Agent Warrants”) to purchase 87,865 shares of common stock of Former ADMA.  The Placement Agent Warrants, which were exchanged for warrants of ParentCo in the Merger, are exercisable at $9.60 per share of Common Stock at any time beginning on August 11, 2012 and ending on February 13, 2017.  Former ADMA has also reimbursed the Placement Agent for $100,000 of expenses it incurred in connection with the 2012 Financing and has agreed to indemnify it against certain liabilities in connection with the 2012 Financing.

The descriptions of the Securities Purchase Agreement and the Registration Rights Agreement are not complete and are qualified by reference to the texts of such agreements attached as Exhibits 10.2 and 10.3 to the Original Filing.

The issuance and sale of Former ADMA’s common stock in the 2012 Financing, and the issuance of the Placement Agent Warrants, was made pursuant to a privately negotiated transaction that did not involve a public offering of securities and, accordingly, was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and the rules promulgated thereunder.  Each of the investors in the 2012 Financing represented that they were “accredited investors” (as defined by Rule 501 under the Securities Act) and were acquiring the shares for investment and not distribution, that they could bear the risk of loss of the investment and that they could hold the securities for an indefinite period of time. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration.

Issuance of Common Stock in the Merger

The issuance of the Common Stock to the shareholders of Former ADMA in the Merger was exempt from registration under the Securities Act pursuant to Section 4(2) thereof and the rules promulgated thereunder. Each of the Former ADMA shareholders represented that they were “accredited investors” (as defined by Rule 501 under the Securities Act) and were acquiring the shares for investment and not distribution, that they could bear the risk of loss of the investment and that they could hold the securities for an indefinite period of time. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

Additional Information Required Pursuant to Form 10

Historical Business of ParentCo

ParentCo was incorporated in 2006 in Delaware with the objective to acquire, or merge with, an operating business.  Prior to the Merger, the Company was a “blank check” company, i.e., “a development stage company” that had no specific business plan or purpose, or had indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and issued “penny stock,” as defined in Rule 3a 51-1 under the Exchange Act.  ParentCo was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. ParentCo’s principal business objective was to achieve long-term growth potential through a combination with an operating business.

After the Merger, ParentCo changed its corporate name to ADMA Biologics, Inc. Unless the context otherwise requires, hereafter in this Report the terms “ADMA,” “the Company,” “we”, “us” or “our” refer to ADMA, after giving effect to the Merger.

Business of ADMA

Overview

ADMA’s mission is to develop and commercialize plasma-derived, human immune globulins targeted at niche patient populations, some with unmet medical needs.  These patient populations include those who may be naturally or medically immunocompromised, the elderly and prematurely born infants.  Human immune globulin is  comprised of antibodies - Y-shaped proteins produced by B-cells that are used by the body’s immune system to identify and neutralize foreign objects such as bacteria and viruses.  Intravenous immune globulin (Human), or IGIV, is a plasma-derived product administered intravenously, which contains immune globulins extracted from source plasma in a manufacturing process called Fractionation.

ADMA’s lead product candidate, RI-001, is a plasma-derived, polyclonal, Intravenous Immune Globulin with standardized high levels of antibodies against respiratory syncytial virus, or RSV, and ADMA is pursuing an indication for the use of this IGIV product for treatment of primary immunodeficiency disease, or PIDD.  RSV is a very common virus that ordinarily leads to mild, cold-like symptoms in healthy adults and children.  In high-risk groups, such as the immunocompromised, who have   immune systems that are suppressed or non-functioning, RSV can lead to a more serious infection and may even cause death.  Polyclonal means that the IGIV contains a wide array of antibodies that are obtained from different B-cell resources.  Polyclonal antibodies are the primary component of IGIV products.  PIDD is a disorder that causes a person’s immune system not to function properly.  PIDD is caused by hereditary or genetic defects and can affect anyone regardless of age or gender.  There are varying types of PIDD ranging from mild to severe cases.

RI-001 was the subject of a Phase II randomized, double-blind, placebo-controlled human clinical trial in RSV-infected, immunocompromised patients.  RI-001 demonstrated it could produce a statistically significant rise in patient RSV titers as compared to placebo, however, because our clinical trials to date have involved a relatively small patient population, their results may not be indicative of future results.  ADMA is currently preparing to conduct a pivotal Phase III clinical trial for RI-001 in order to progress toward FDA approval of RI-001 for the treatment of patients with PIDD.  The FDA may require additional Phase III trials and Phase IV trials after this planned Phase III trial, and it is possible that the FDA may never grant approval of RI-001 for this or any other indication.

ADMA has been developing RI-001 internally since 2004.  As part of the development process, ADMA has established, qualified and validated its proprietary microneutralization assay, which is the basis for the manufacturing of RI-001.  ADMA’s functional assay provides the Company with the ability to select and screen a wide array of source plasma donors to identify those donors who have an appropriately elevated level of neutralizing RSV antibodies for inclusion in the manufacturing process for RI-001.   ADMA has performed internal analysis on the appropriate titer, or anti-RSV antibody level, that a source plasma donor must have.  See “Business of ADMA —Our Product Candidate—Results of RI-001 Phase II Clinical and Compassionate Use Experience” for further details on our clinical trial.

ADMA has contracts in place with a third party supplier for plasma sourcing and manufacturing services.  The majority of ADMA’s plasma requirements for manufacturing of its lead drug product are derived from a third party supplier contract as described under “- Manufacturing and Supply.”  Additionally, the Company is partially vertically integrated through its operation of ADMA BioCenters, a wholly-owned subsidiary and FDA-licensed source plasma collection facility.  ADMA BioCenters collects source plasma that may be manufactured into finished goods by ADMA or other third-party manufacturers.  The plasma collected from ADMA BioCenters may also be sold in the open market to third party customers. ADMA also has contracts in place for testing services and for other consulting and operational activities.

Background of the Plasma Industry

Human blood contains a number of components including:

•	Red blood cells – Used to carry oxygen from the lungs to the body

•	White blood cells – Used by the immune system to fight infection

•	Platelets – Used for blood clotting

•	Plasma – Used to carry the aforementioned components throughout the body and provide support in clotting and immunity.

Plasma is the most abundant blood component, representing approximately 55% of total blood volume.  Plasma, which is 90% water, is rich in proteins used by the human body for blood clotting and fighting infection.  These proteins account for approximately 7% of plasma’s volume.  Because plasma contains these valuable proteins, plasma collection and the manufacturing of human plasma-derived therapeutics provide therapeutic benefits for ill patients.

In order to produce plasma-derived therapeutics that can be administered to ill patients, raw material plasma must be collected and then manufactured into specialized products.  Plasma is collected from healthy donors at FDA-licensed plasma donation centers.  To ensure safety of the collected plasma, all plasma donations are tested using FDA-approved methods of Nucleic Acid Testing or NAT for various infectious diseases, such as human immunodeficiency virus or HIV and hepatitis C virus or HCV.

Plasma is collected using a process called “plasmapheresis.”  During plasmapheresis, a donor’s blood is drawn into a specialized medical device that separates the plasma component through centrifugation, and then returns the other blood components back into the donor’s bloodstream.  This is performed in a sterile, self-contained, automated process.  The plasma that is collected is known as “normal source plasma.”  There are over 400 plasma donation centers in the United States.  In 2008, approximately 18.8 million plasma donations were made in the United States.  In the United States, a donor may donate plasma a maximum of two times in every seven-day period, with at least two days in between donations.  Plasma donation centers in the United States typically pay donors $20 to $40 per donation and some donors with rare or high antibody levels can be paid more.

In order to isolate the desired therapeutic elements in normal source plasma, it must initially undergo a manufacturing process called “fractionation.”  First, the source plasma undergoes a process called pooling, in which the individual plasma donations are combined into a tank. Second, the Cohn fractionation method, which is a combination of time, temperature, pH, alcohol concentration, and centrifugation, is used to separate the desired plasma protein components.  After fractionation, the proteins are then re-suspended and are treated with solvent detergent for viral inactivation.  Next, other forms of filtration (e.g., nanofiltration) are performed for additional viral removal.  Finally, with the various components separated and purified, the bulk product is then formulated and filled into final, finished vials. During these various steps of manufacturing, each lot is reviewed and tested prior to being approved for release.

The proteins in human plasma fall into four categories: albumin (60% of protein volume), immune globulins (15% of protein volume), coagulation factors (1% of protein volume), and other proteins (24% of protein volume) such as alpha-1 proteinase inhibitor and C1 esterase inhibitor.  Many of the other proteins in plasma have yet to be developed into commercial therapies. In the United States, not only are the plasma collection centers subject to FDA licensure, but each plasma protein product that is derived and fractionated from plasma must undergo an approval process with FDA’s Center for Biologics Evaluation and Research or CBER.  In June 2008, the FDA published “Guidance for Industry: Safety, Efficacy, and Pharmacokinetic Studies to Support Marketing of Immune Globulin Intravenous (Human) as Replacement Therapy for Primary Humoral Immunodeficiency” (which we refer to as the “FDA Guidance for Industry”) outlining the regulatory pathway for the approval of standard Intravenous Immune Globulins, or IGIV, for the treatment of PIDD.

Immune globulins can be prepared to be administered in three ways: intramuscular, intravenously or subcutaneously. RI-001, if approved for treatment of PIDD by the FDA, would be intravenously administered and would represent only a sub-segment of this overall market.  IGIV principally contains antibodies and as such provides passive immunization for individuals that are immunodeficient or that have been exposed to various infectious agents.  IGIV is used therapeutically in a variety of immunological diseases/deficiencies, such as PIDD, idiopathic thrombocytopenic purpura, Guillain-Barré syndrome, Kawasaki disease, bone marrow transplant, and chronic inflammatory demyelinating polyneuropathy. Additionally, as noted in the medical literature, IGIV is also used as therapy in a variety of other diseases that do not involve primary or secondary immune deficiencies, such as multiple sclerosis, skin disease, and asthma.  The currently marketed IGIV products have not been FDA-approved for these latter uses, the product labels do not describe these uses, and the products have largely not been studied in clinical studies for these uses; they are referred to as “off-label” uses. IGIV is also currently being evaluated in a clinical study for the treatment of Alzheimer’s disease by other companies.

There are two types of immune globulins (polyclonal antibody products), standard and hyperimmune. The difference between standard immune globulins and hyperimmune immune globulins is that the latter are manufactured using plasma obtained from donors who have elevated amounts (high titers) of specific antibodies.  Therefore, the products can be used to treat diseases that present with those specific antigens. Many hyperimmune globulin products are used to treat and manage specific infectious diseases.  Individual hyperimmune products currently on the market today are hepatitis B, tetanus, rabies, cytomegalovirus and RhoD, amongst others.

Our Strategy

Our goal is to be a recognized leader in developing and delivering specialized, targeted, plasma-derived therapeutics to extend and enhance the lives of individuals who are naturally or medically immunocompromised.  The key elements of our strategy for achieving this goal are as follows:

• Achieve FDA approval of RI-001 as a treatment for PIDD.  We are planning to conduct a pivotal Phase III clinical trial for RI-001 for the treatment of PIDD in accordance with the FDA Guidance for Industry.  If the Phase III trial produces the anticipated safety and effectiveness results, we would expect to file a Biologics License Applications (“BLA”) in calendar year 2014 and anticipate potential FDA approval  within approximately a year of filing.  It is estimated that costs associated with the clinical trial and FDA approval could be as much as $15 to $25 million.  It is unknown what, if any, additional studies the FDA may require in the Phase III or Phase IV setting.  ADMA may require additional financing to fund these studies in the future.  Such studies may be delayed by a number of factors.  We may not reach agreement with the FDA on the design of any one or more of the clinical studies necessary for approval.  Conditions imposed by the FDA and foreign regulators on our clinical trials could significantly increase the time required for completion of such clinical trials and the costs of conducting the clinical trials.  Like many biotechnology companies, even after obtaining promising results in earlier trials or in preliminary findings for such clinical trials, we may suffer significant setbacks in late-stage clinical trials.  Data obtained from clinical trials are susceptible to varying interpretations that may delay, limit or prevent regulatory approval.  In addition, we may be unable to enroll patients quickly enough to meet our expectations for completing any or all of these trials.  The timing and completion of current and planned clinical trials of our product candidates depend on many factors, including the rate at which patients are enrolled.  Delays in patient enrollment in clinical trials may occur, which would be likely to result in increased costs, program delays, or both.  It is possible that the FDA may never grant approval of RI-001 for this or any other indication.

• Develop and commercialize RI-001 as a treatment for PIDD.  If RI-001 is approved by the FDA as a treatment for PIDD, ADMA plans to hire a small, specialty sales force to market RI-001 to hospitals, physician offices/clinics, and other specialty treatment organizations. ADMA anticipates staffing the company with additional personnel for patient support, medical affairs, quality assurance, regulatory affairs, scientific affairs, reimbursement, inventory and logistics, human resources, and financial and operational management. ADMA may also use a network of national distributors to fulfill orders for RI-001.  It is estimated that commercialization ramp up will commence after the planned Phase III trial for FDA approval in PIDD during calendar year 2015.  The cost for commercialization ramp up is difficult to predict and will depend upon decisions which the Company and its board would make in the future.  It is anticipated that additional financing will be required to fund the commercialization and ramp up in manufacturing to support a potential BLA approval for the lead product.

• Expand RI-001’s FDA-approved uses.  There are many patient populations that may derive clinical benefit from RI-001. RSV IGIV has historically been used in various immunocompromised patient populations, including patients with cystic fibrosis, prematurely born infants, transplant patients, oncology patients and other patients for the prevention and/or treatment of RSV. If approved by the FDA as a treatment for PIDD, ADMA plans, in the future, to evaluate the various potential clinical and regulatory paths to grow the RI-001 franchise through expanded FDA-approved uses.  It is anticipated that additional financing will be required to fund any label expansion activities after a potential BLA approval for the lead product.

• Develop additional plasma-derived products.  ADMA’s core competency is in the development and commercialization of plasma-derived therapeutics. There are patients with unmet medical needs that may be treatable with plasma-derived therapeutics. ADMA plans to evaluate these opportunities and pursue the development, FDA approval, and commercialization of additional products.  In addition, ADMA has identified some potential new product candidates and, although there can be no assurance that any such products may be developed, it may enter into certain pre-clinical activities with the intent to develop a new product pipeline for the Company.  ADMA has identified several  assays and technologies it may wish to use to develop additional products for its pipeline.  It is anticipated that less than $1 million will be spent in 2012-2013 on pipeline activities.  In order to add and/or develop any pipeline drug candidates, ADMA will require additional financing in the future.

• Develop and expand ADMA BioCenters.  In an effort to generate revenues in advance of RI-001’s FDA approval and to control a portion of its raw material plasma supply for RI-001, ADMA formed ADMA BioCenters, a wholly-owned subsidiary that operates a plasma collection facility in Norcross, Georgia, United States. The facility received its FDA license in August 2011. Under this FDA license, ADMA BioCenters can collect normal source plasma and high-titer RSV plasma.  ADMA plans to sell normal source plasma to buyers in the open market and use the high-titer RSV plasma in the manufacturing of RI-001.  The Company believes that its Norcross, Georgia facility is the only plasma collection facility in the suburban Atlanta area.  ADMA may initiate other hyperimmune plasma collection programs at the Norcross facility. These programs will be initiated during the normal course of business and are expected to cost less than $1 million to implement.  As part of these programs, plasma donors may be administered FDA-approved vaccines, or small doses of specific antigens, to trigger the body’s natural production of antibodies against those antigens. These donors are then tested to ensure appropriate antibody levels. Plasma subsequently collected from these donors is therefore considered hyperimmune and can be typically sold at higher prices than normal source plasma. ADMA believes this may increase revenues and gross margins of its plasma collection operation.  ADMA may also consider growth through the construction of additional ADMA BioCenters facilities in various regions of the United States. Additional BioCenters may allow ADMA to cost-effectively secure additional high-titer RSV plasma for RI-001, and potentially increase ADMA revenues through the collection and sale of normal source plasma and other hyperimmune plasma to third parties. The timing and costs associated with the construction of any additional ADMA BioCenters locations is uncertain and will depend upon decisions which the Company and its board would make in the future.  It is anticipated that additional financing will be required to fund the development and construction of additional ADMA BioCenters facilities, Prior to obtaining its FDA license in 2011, ADMA BioCenters obtained necessary local approvals and underwent necessary federal and state inspections, performed validation of the integral systems used in plasma collections, initiated quality assurance of plasma collections, entered into vendor agreements, trained and hired staff and responded to FDA request letters.  It began to collect plasma in February 2009, as the FDA required a minimum of three months of fully documented  quality assurance records to be completed prior to a submission for FDA licensure.

Our Product Candidate

RI-001

RI-001 is a plasma-derived, polyclonal, Intravenous Immune Globulin, which also has standardized high levels of antibodies against RSV. ADMA, by using its proprietary assay, is able to identify plasma donors with elevated amounts of RSV antibodies, measure these donors’ plasma RSV levels and formulate RI-001 with standardized high levels of RSV antibodies.  In addition, by using its proprietary assay to monitor RI-001 during manufacturing, ADMA is able to produce RI-001 with consistent lot-to-lot potency.  ADMA believes that RI-001 will be clearly differentiated from currently marketed IGIV products, because of ADMA’s proprietary methods of selecting and screening plasma donors and the manufacturing processes it intends to employ. RI-001 is expected to be indicated as a treatment for patients with PIDD.

Background on Primary Immunodeficiency Disease and Respiratory Syncytial Virus

PIDD is a class of inherited disorders characterized by defects in the immune system, due to either a lack of necessary antibodies or a failure of these antibodies to function properly. According to the World Health Organization, there are over 150 different presentations of PIDD. Because patients suffering from PIDD lack a properly functioning immune system, they typically receive monthly, outpatient infusions of IGIV therapy. Without this exogenous antibody immune support, these patients would be susceptible to a wide variety of infectious diseases. PIDD has an estimated prevalence of 1:1,200 in the United States, or approximately 250,000 people.1

RSV is a common respiratory virus that often presents during the winter months of temperate climates. Nearly all children will have been infected with RSV by 3 years of age, however, the immune systems of most healthy children prevent significant morbidity and mortality. Conversely, in patients that are immunocompromised, such as those with PIDD or who have undergone a transplant and may be on immunosuppressive drugs, RSV infection can present significant morbidity and mortality. As noted in the medical literature immunocompromised patients historically have had a 5% to 15% rate of RSV infection, and, if left untreated, lower respiratory tract RSV infections in immunocompromised patients can result in a mortality rate of up to 40%.2

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1 Journal of Clinical Immunology 2007 Sep; 27(5):497-502. Epub 2007 Jun 19.

Results of RI-001 Phase II Clinical and Compassionate Use Experience

As part of the clinical development of RI-001, ADMA conducted a randomized, double-blind, placebo-controlled Phase II clinical trial to evaluate RI-001 in immunocompromised, RSV-infected patients. This trial was conducted with 21 patients in the United States, Canada, Australia, and New Zealand. The Phase II trial demonstrated a statistically significant 4-fold increase in RSV titers at day 18 compared to baseline. There were no serious drug-related adverse events reported during the trial. The detailed data is described in Table 1 below:

TABLE 1: RI-001 Phase II Clinical Trial Results

	Intent to Treat Population	Per Protocol Population	Placebo

Mean Fold Increase in RSV Titers from Baseline at Day 18	9.78	10.05	1.3

95% Confidence Interval	4.16 – 23.01	4.27 – 23.6	1 – 1.7

P-value (relative to placebo)	0.0428	0.0373	NA

RI-001 has also been administered to 15 compassionate use patients to date, where physicians requested access to the product for treating their patients, all of whom had documented lower tract RSV infections.  The drug was well-tolerated in these patients and there were no reports of serious adverse events attributable to RI-001.

Planned RI-001 Phase III Clinical Trial

ADMA is currently preparing to submit an Investigational New Drug application (“IND”) for a pivotal Phase III clinical trial of RI-001 as a treatment for PIDD. This trial is designed in accordance with the FDA Guidance for Industry and is an open-label, single-arm trial. ADMA expects to enroll and treat up to 50 PIDD patients at approximately 10 or fewer treatment centers located in the U.S. Each patient will be treated approximately once per month with RI-001 for 12 months, with an additional 30-day follow-up period. Dosage will vary by patient and may range from 300mg/kg to 750mg/kg, based on the patient’s current IGIV dose, every 21 to 28 days. The trial’s primary endpoint will be demonstration of a serious infection rate per person per year of less than one.

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2 Sources include: Small et al., 2002; Whimbey et al., 1996; Roghmann et al., 2003; Raboni et al., 2003; Ghosh et al., 2001. Full citations and publications are available upon request.

Manufacturing and Supply

In order to produce plasma-derived therapeutics that can be administered to patients, raw material plasma is collected from healthy donors at plasma collection facilities licensed by the FDA.  ADMA BioCenters, an FDA-licensed source plasma collection facility, is a wholly-owned subsidiary of ADMA and provides the Company with a portion of its plasma requirements.  Once source plasma has been collected, it is then manufactured, or fractionated, into specialized therapies which are used by patients who require them.  ADMA has entered into agreements with independent third parties for the sourcing of blood plasma and for the manufacturing of RI-001.  The contracts are with well-regarded facilities that are fully licensed to manufacture biologics.  ADMA is dependent upon its contracted, third party suppliers for the manufacture of RI-001.  Its principal supplier of source plasma is Biotest Pharmaceuticals Corporation, or Biotest.

Pursuant to the terms of a Manufacturing Agreement we have in place with Biotest, we have agreed to purchase exclusively from Biotest our worldwide requirements of RSV Immune Globulin manufactured from human plasma containing RSV antibodies.  We are committed under the agreement to purchase at least 1 clinical trial size lot of RSV Immune Globulin.  This Agreement expires on December 31, 2012, unless extended or renewed by the parties. The agreement states that within six months of expiration, the parties will work to enter into a new agreement for the manufacture and supply of RI-001.  ADMA is obligated under this agreement to manufacture at least 1 lot of clinical trial product during calendar year 2012 or pay Bioest a penalty of $100,000.   The Agreement may be terminated by either party (a) by reason of a material breach if the breaching party fails to remedy the breach within 90 days after receiving notice of the breach from the other party, (b) upon bankruptcy, insolvency, dissolution, or winding up of the other party, (c) if the other party is unable to fulfill its obligations under the Agreement for 120 consecutive days or more by reason of an act of God, or (d) upon two (2) years’ prior written notice to the other party. ADMA is entitled to terminate the Agreement by written notice having immediate effect if ADMA does not receive FDA approval or Health Canada approval for RI-001 or if it becomes apparent in the sole determination of ADMA that RI-001 will not be approved and ADMA decides to cancel substantially all further activity toward approval.  In such a case, however, ADMA would still be responsible for the minimum purchase commitment described above.

Biotest has informed us that it takes all commercially reasonable steps to protect our confidential information.  Biotest does not have access to our trade secrets during the manufacturing of RI-001.  ADMA’s contract laboratories are in the business of conducting and running proprietary laboratory testing for its customers.  ADMA’s contract laboratories have informed us that they take all commercially reasonable steps to ensure the confidentiality of ADMA’s assay process, procedures, reagents, and other confidential information.  Additionally, ADMA’s contract laboratories do not assist with the determination of whether a donor is suitable for ADMA’s program or not – all donor selection criteria and formulas employed with designing the manufacturing plasma pool are performed internally and are not shared with any third party.

Pursuant to the terms of a Plasma Purchase Agreement we have in place with Biotest, we have agreed to purchase from Biotest an annual minimum volume of source plasma containing antibodies to RSV to be used in the manufacture of RI-001.  This volume will increase at the earlier of our receipt of a Biologics License Application, or BLA, from the FDA, or March 31, 2016. We have agreed to use Biotest as our exclusive outside supplier of source plasma.  ADMA must purchase a to be determined and agreed upon annual minimum volume from Biotest but may also collect high titer RSV Plasma from up to five (5) wholly-owned ADMA BioCenters. Unless terminated earlier, the agreement expires in November 2021, after which it may be renewed for two additional five-year periods if agreed to by the parties.  Either party may terminate the agreement if the other party fails to remedy and make good any material default in the performance of any material condition or obligation under the agreement within 60 days of written notice of the default.  Either party may also terminate the agreement, after providing written notice, if a proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law is filed by or against the other party, and is not dismissed or stayed within 60 days, or a receiver or trustee is appointed for all or a substantial portion of the assets of the other party, or the other party makes an assignment for the benefit of its creditors or becomes insolvent. ADMA may also terminate the Agreement upon 30 days written notice if the clinical development of RI-001 is halted or terminated, whether by the FDA, a Data Safety Monitoring Board, or any other regulatory authority.   Upon termination of the agreement, ADMA must pay for any source plasma already delivered to ADMA and for any source plasma collected under the terms of the agreement.

Marketing and Sales

The Company intends to market and sell its products after receipt of its FDA approval through direct sales force representatives, distribution relationships and other customary industry methods.

Competition

The plasma products industry is highly competitive with changing competitive dynamics. We face, and will continue to face, intense competition from both U.S.-based and foreign producers of plasma products, some of which have lower cost structures, greater access to capital, direct ownership of manufacturing facilities, greater resources for research and development, and sophisticated marketing capabilities.  In addition to competition from other large worldwide plasma products providers, we face competition in local areas from smaller entities. In Europe, where the industry is highly regulated and health care systems vary from country to country, local companies may have greater knowledge of local health care systems, more established infrastructures and have existing regulatory approvals or a better understanding of the local regulatory process, allowing them to market their products more quickly. Moreover, plasma therapy generally faces competition from non-plasma products and other courses of treatments. For example, recombinant Factor VIII products compete with plasma-derived products in the treatment of Hemophilia A.

Intellectual Property

ADMA relies on a combination of trade secrets and nondisclosure and non-competition agreements to protect its proprietary intellectual property and will continue to do so. ADMA does not own any issued patents and does not have any patent applications in process. ADMA also seeks to enhance and ensure its competitive position through a variety of means including its unique and proprietary plasma donor selection criteria, its proprietary formulation methodology for plasma pooling, and the proprietary reagents, controls, testing standards, Standard Operating Procedures and methods it uses in its anti-RSV microneutralization assay.  While we intend to defend against any threats to our intellectual property, there can be no assurance that our trade secret policies and practices or other agreements will adequately protect our intellectual property.  We seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. These  processes, systems, and/or security measures may be breached, and we may not have adequate remedies  as a result of any  such breaches.  Third parties may also own or could obtain patents that may require us to negotiate licenses to conduct our business, and there can be no assurance that the required licenses would be available on reasonable terms or at all.  In addition, our trade secrets may otherwise become known or be independently discovered by competitors.  We also seek to protect our proprietary technology and processes, in part, by confidentiality agreements with our employees, consultants, scientific advisors and contractors. Although we rely, in part, on confidentiality, nondisclosure and non-competition agreements with employees, consultants and other parties with access to our proprietary information to protect our trade secrets, proprietary technology, processes and other proprietary rights, there can be no assurance that these agreements or any other security measures relating to such trade secrets, proprietary technology, processes and proprietary rights will be adequate, will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or proprietary knowledge.  To the extent that our consultants, contractors or collaborators use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.

Government Regulation and Product Approval

The FDA and comparable regulatory agencies in state and local jurisdictions and in foreign countries impose substantial requirements upon the testing (preclinical and clinical), manufacturing, labeling, storage, recordkeeping, advertising, promotion, import, export, marketing and distribution, among other things, of products and product candidates. If we do not comply with applicable requirements, we may be fined, the government may refuse to approve our marketing applications or allow us to manufacture or market our products, and we may be criminally prosecuted.  We and our manufacturers may also be subject to regulations under other United States federal, state, and local laws.

United States Government Regulation

In the United States, the FDA regulates products under the Food, Drug and Cosmetic Act, or FDCA and related regulations. The process required by the FDA before our product candidates may be marketed in the United States generally involves the following (although the FDA is given wide discretion to impose different or more stringent requirements on a case-by-case basis):

1. completion of extensive preclinical laboratory tests, preclinical animal studies and formulation studies performed in accordance with the FDA’s good laboratory practice regulations and other regulations;

2. submission to the FDA of an IND application which must become effective before clinical trials may begin;

3. performance of multiple adequate and well-controlled clinical trials meeting FDA requirements to establish the safety and efficacy of the product candidate for each proposed indication;

4. manufacturing (through an FDA-licensed contract manufacturing organization) of product in accordance with current Good Manufacturing Practices (“cGMP”) to be used in the clinical trials and to provide manufacturing information need in regulatory filings;

5. submission of a BLA to the FDA;

6. satisfactory completion of an FDA pre-approval inspection of the manufacturing facilities at which the product candidate is produced, and potentially other involved facilities as well, to assess compliance with cGMP regulations and other applicable regulations; and

7. the FDA review and approval of the BLA prior to any commercial marketing, sale or shipment of the product.

The testing and approval process requires substantial time, effort and financial resources, and we cannot be certain that any approvals for our product candidates will be granted on a timely basis, if at all. See “Risk Factors.”

We submit manufacturing and analytical data, among other information, to the FDA as part of an IND application. Subject to certain exceptions, an IND becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, issues a clinical hold to delay a proposed clinical investigation due to concerns or questions about the product or the conduct of the clinical trial, including concerns that human research subjects will be exposed to unreasonable health risks. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. Our submission of an IND, or those of our collaboration partners, may not result in the FDA allowance to commence a clinical trial. A separate submission to an existing IND must also be made for each successive clinical trial conducted during product development. The FDA must also approve certain changes to an existing IND, such as certain  manufacturing changes. Further, an independent institutional review board, or IRB, duly constituted to meet FDA requirements, for each medical center proposing to conduct the clinical trial must review and approve the plan for any clinical trial before it commences at that center and it must monitor the safety of the study and study subjects until completed. The FDA, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk. Clinical testing also must satisfy extensive Good Clinical Practice (GCP)  requirements and regulations for informed consent.

Clinical Trials

For purposes of BLA submission and approval, clinical trials are typically conducted in the following three sequential phases, which may overlap (although additional or different trials may be required by the FDA as well):

1. Phase I clinical trials are initially conducted in a limited population to test the product candidate for safety, dose tolerance, absorption, metabolism, distribution and excretion in healthy humans or, on occasion, in patients, such as cancer patients.

2. Phase II clinical trials are generally conducted in a limited patient population to identify possible adverse effects and safety risks, to determine the efficacy of the product candidate for specific targeted indications and to determine tolerance and optimal dosage. Multiple Phase II clinical trials may be conducted by the sponsor to obtain information prior to beginning larger and more expensive Phase III clinical trials. In some cases, a sponsor may decide to conduct what is referred to as a “Phase IIb” evaluation, which is a second, confirmatory Phase II clinical trial that could, if positive and accepted by the FDA, serve as a pivotal clinical trial in the approval of a product candidate.

3. Certain Phase III clinical trials are referred to as pivotal trials. When Phase II clinical trials demonstrate that a dose range of the product candidate is effective and has an acceptable safety profile, Phase III clinical trials are undertaken in large patient populations to provide substantial evidence of reproducibility of clinical efficacy results and to further test for safety in an expanded and diverse patient population at multiple, geographically dispersed clinical trial sites.

In some cases, the FDA may condition continued approval of a BLA on the sponsor’s agreement to conduct additional clinical trials, or other commitments. Such post-approval studies are typically referred to as Phase IV studies.

Biological License Application

The results of product candidate development, preclinical testing and clinical trials, together with, among other things, detailed information on the manufacture and composition of the product and proposed labeling, and the payment of a user fee, are submitted to the FDA as part of a BLA. The FDA reviews all BLAs submitted before it accepts them for filing and may reject the filing as inadequate to merit review or may request additional information to be submitted in a very short time frame before accepting a BLA for filing. Once a BLA is accepted for filing, the FDA begins an in-depth review of the application.

During its review of a BLA, the FDA may refer the application to an advisory committee of experts for their review, evaluation and recommendation as to whether the application should be approved, which information is taken into consideration along with FDA’s own review findings. The FDA may refuse to approve a BLA and issue a not approvable letter if the applicable regulatory criteria are not satisfied.  It may also require additional clinical or other data, including one or more additional pivotal Phase III clinical trials - this may involve the issuance of a Complete Response Letter without approval. Even if such requested data are submitted, the FDA may ultimately decide that the BLA does not satisfy the criteria for approval. Data from clinical trials are not always conclusive and the FDA may interpret data differently than we do. If the FDA’s evaluations of the BLA and the clinical and manufacturing procedures and facilities are favorable, the FDA may issue an approval letter or a Complete Response Letter, which contains the conditions that must be met in order to secure final approval of the BLA, or a determination of Rejection of the BLA as Unapprovable. If a Complete Response Letter is issued, if and when those items  have been resolved to the FDA’s satisfaction, the FDA will issue an approval letter, authorizing commercial marketing of the product for certain indications. The FDA may withdraw product approval if ongoing regulatory requirements are not met or if safety problems occur after the product reaches the market. In addition, the FDA may require testing, including Phase IV clinical trials, and surveillance programs to monitor the effect of approved products that have been commercialized, and the FDA has the power to prevent or limit further marketing of a product based on the results of these post-marketing programs. Products may be marketed only for the FDA-approved indications and in accordance with the FDA-approved label. Further, if there are any modifications to the product, including changes in indications, other labeling changes, or manufacturing processes or facilities, we may be required to submit and obtain FDA approval of a new BLA or BLA supplement, which may require us to develop additional data or conduct additional preclinical studies and clinical trials, and/or require additional manufacturing data.

Satisfaction of the FDA regulations and approval requirements or similar requirements of foreign regulatory agencies typically takes several years, and the actual time required may vary substantially based upon the type, complexity and novelty of the product or disease. Typically, if a product candidate is intended to treat a chronic disease, as is the case with RI-001, safety and efficacy data must be gathered over an extended period of time. Government regulation may delay or prevent marketing of product candidates for a considerable period of time and impose costly procedures upon our activities. The FDA or any other regulatory agency may not grant approvals for changes in dose form or new indications for a product candidate on a timely basis, or at all. Even if a product candidate receives regulatory approval, the approval may be significantly limited to specific disease states, patient populations and dosages. Further, even after regulatory approval is obtained, later discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market. Delays in obtaining, or failures to obtain, regulatory approvals for any of our product candidates would harm our business. In addition, we cannot predict what adverse governmental regulations may arise from future United States or foreign governmental action.

Other Regulatory Requirements

Any products manufactured or distributed by us pursuant to future FDA approvals are subject to continuing regulation by the FDA, including certain kinds of monitoring in the manufacturing of our products, recordkeeping requirements and reporting of adverse experiences associated with the product. Product manufacturers and their subcontractors are required to register with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with ongoing regulatory requirements, including cGMP, which impose certain procedural and documentation requirements upon us and our third-party manufacturers. Failure to comply with the statutory and regulatory requirements can subject a manufacturer to possible legal or regulatory action, such as warning letters, suspension of manufacturing, sales or use, seizure of product, injunctive action or possible   fines and other penalties. We cannot be certain that we or our present or future third-party manufacturers or suppliers will be able to comply with the cGMP regulations and other ongoing FDA regulatory requirements. If our present or future third-party manufacturers or suppliers are not able to comply with these requirements, the FDA may halt our clinical trials, require us to recall a product from distribution, or withdraw approval of the BLA for that product.

The FDA closely regulates the post-approval marketing and promotion of products, including standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities and promotional activities involving the Internet. A company can make only those claims relating to safety and efficacy that are approved by the FDA. Failure to comply with these requirements can result in adverse publicity, warning and/or other regulatory letters, corrective advertising and potential  major fines and other penalties.

Regulation of ADMA BioCenters

All blood and blood product collection and manufacturing centers which engage in interstate commerce must be licensed by the FDA.  In order to achieve licensure, the organization must submit a BLA and undergo pre-licensure inspection.  ADMA BioCenters has completed these requirements and received its FDA license in August 2011.  In order to maintain the license, the facilities operated by ADMA BioCenters will be inspected at least every two years.  ADMA BioCenters is also required to submit annual reports to the FDA.

Blood plasma collection and manufacturing centers are also subject to the Clinical Laboratory Act (CLIA), state licensure, and compliance with industry standards (International Quality Plasma Program or IQPP).  Compliance with state and industry standards is verified by means of routine inspection.  ADMA BioCenters believes it is currently in compliance with state and industry standards.  Delays in obtaining, or failures to obtain, regulatory approvals for any facility operated by ADMA BioCenters would harm our business. In addition, we cannot predict what adverse federal and state regulations and industry standards may arise in the future.

Foreign Regulation

In addition to regulations in the United States, if the Company chooses to pursue clinical development and commercialization in the European Union, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of any future product. Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

Under European Union regulatory systems, marketing authorizations may be submitted either under a centralized or mutual recognition procedure. The centralized procedure provides for the grant of a single marking authorization that is valid for all European Union member states. The mutual recognition procedure provides for mutual recognition of national approval decisions. Under this procedure, the holder of a national marking authorization may submit an application to the remaining member states. Within 90 days of receiving the applications and assessment report, each member state must decide whether to recognize approval, refuse it or request additional information, etc.

Employees

Currently, ADMA has five (5) full-time employees and two part-time employees, as well as additional consultants. ADMA BioCenters, which has its own dedicated staff trained and certified to operate the plasma collection center, also has nine (9) full-time employees, as well as specialized consultants.  Over the course of the next year, we anticipate hiring up to five additional full-time employees devoted to research and development activities and up to five additional full-time employees for general and administrative activities as well as adding additional staff to the plasma collection center as appropriate. In addition, we intend to use clinical research organizations, third parties and consultants to perform our clinical studies and manufacturing and other regulatory affairs and quality control services.

Research and Development

ADMA’s expenditures on research and development were approximately $0.6 million and $2.2 million for the fiscal years ended December 31, 2011 and 2010, respectively.

Properties

Our executive offices are located in approximately 5,000 square feet of space at 65 Commerce Way, Hackensack, NJ 07601. Our telephone number is (201) 478-5552.  Currently we operate under a shared services agreement with Areth, LLC for the office, warehouse space and related services and have the ability to cancel this agreement upon 30 days’ notice.  Areth, LLC is a company controlled by Dr. Jerrold B. Grossman, our Vice-Chairman, and we pay monthly fees for the use of such office space and for other information technology and general warehousing and administrative services.  Rent under the shared services agreement is $8,037.33 per month. We believe that the office space is suitable for our current needs and we do not anticipate the need for additional space in the near future.

ADMA BioCenters’ facility is located at 6290 Jimmy Carter Boulevard, Suite 208 in Norcross, Georgia.  In June 2008, ADMA entered into a lease of the property from DCT Industrial for approximately 15,000 square feet of space which has been designed to meet the needs of a plasma collection center.  The current rent is $14,900.25 per month.  Yearly rent increases of no more than 2.5% per year are provided for in the lease agreement.  The lease agreement expires on September 30, 2018.

Legal Proceedings

We are not involved in any pending legal proceedings and are not aware of any threatened legal proceedings against us.

 Risk Factors

There are numerous and varied risks that may prevent ADMA from achieving its goals. The Company believes that the following are the material risks that it faces.   If any of the following risks actually occurs, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Relating to our Business

To date, we have generated limited product revenues and will need to raise additional capital to operate our business, which may not be available on favorable terms, if at all.  We may not be able to continue as a going concern.

To date, we have generated limited revenues.  All of our revenues to date have been derived from the sale of plasma collected by ADMA BioCenters, as well as our other plasma inventory sales. Unless and until we receive approval from the FDA and other regulatory authorities for our RI-001 product candidate, we will be unable to sell and generate revenues from that product. Therefore, for the foreseeable future, we will have to fund all of our operations and capital expenditures from the revenues that may be generated by the sale of plasma collected by ADMA Biocenters, as well as cash on hand and potential future capital raises.   We cannot assure you that we would be able to retain the FDA license for our plasma collection center, which we need in order to sell plasma collected by the plasma collection center.  We also cannot assure you that the net proceeds from the 2012 Financing will be sufficient to enable us to complete the FDA approval process for our RI-001 product candidate.

Our ability to continue as a going concern depends on our ability to raise additional capital, to fund our research and development and commercial programs and meet our obligations on a timely basis.  If we are unable to successfully raise sufficient additional capital we will likely not have sufficient cash flow and liquidity to fund our business operations, forcing us to curtail our activities and, ultimately, potentially cease operations.  Even if we are able to raise additional capital, such financings may only be available on unattractive terms, resulting in significant dilution of stockholders’ interests and, in such event, the value and potential future market price of our common stock may decline.

Based upon our projected revenue and expenditures for 2012 and 2013, we estimate that our cash currently on hand is sufficient to enable us to fund our operating expenses, research and development expenses and capital expenditures only through the third quarter of 2013.  If our assumptions underlying our estimated expenses prove to be wrong, we may have to raise additional capital sooner than anticipated, and we currently do not have arrangements to obtain additional financing.  Any such financing could be difficult to obtain or only available on unattractive terms and could result in significant dilution of stockholders’ interests.  Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our business plan and financial performance and could delay, discontinue or prevent product development and clinical trial activities or the approval of any of our potential products. In addition, we could be forced to reduce or forego sales and marketing efforts and forego attractive business opportunities.

Continued instability in the credit and financial markets may negatively impact our business, results of operations, and financial condition.

Financial markets in the United States, Canada, Europe and Asia continue to experience disruption, including, among other things, significant volatility in security prices, declining valuations of certain investments, as well as severely diminished liquidity and credit availability. Business activity across a wide range of industries and regions continues to be greatly reduced and local governments and many businesses are still suffering from the lack of consumer spending and the lack of liquidity in the credit markets. As a clinical-stage biotechnology company, we rely on third parties for several important aspects of our business, including contract manufacturing of drug product, plasma collection supplies, transportation and storage of plasma, and conduct of our clinical trials.  These third parties may be unable to satisfy their commitments to us due to tightening of global credit from time to time, which would adversely affect our business. The continued instability in the credit and financial market conditions may also negatively impact our ability to access capital and credit markets and our ability to manage our cash balance. While we are unable to predict the continued duration and severity of the adverse conditions in the United States and other countries, any of the circumstances mentioned above could adversely affect our business, financial condition, operating results and cash flow or cash position.

We are not currently profitable and may never become profitable.

We have a history of losses and expect to incur substantial losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. For the year ended December 31, 2011, we had a net loss of  $5.9 million and from our inception in 2004 through December 31, 2011, we have incurred a net loss of $29.8 million. Even if we succeed in developing and commercializing one or more product candidates, we expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we:

•	continue to undertake development and clinical trials for RI-001;

•	seek regulatory approval(s);

•	implement additional internal systems, controls and infrastructure; and

•	hire additional personnel.

We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our securities.

We have a limited operating history upon which to base an investment decision.

We have not demonstrated an ability to perform the functions necessary for the successful commercialization of RI-001. The successful commercialization of any product candidate will require us or our collaborators to perform a variety of functions, including:

•	undertaking product development and clinical trials;

•	participating in regulatory approval processes;

•	formulating and manufacturing products; and

•	conducting sales and marketing activities once authorized.

Our operations thus far provide a limited basis for you to assess our ability to commercialize our product candidates and the advisability of investing in our securities.

Our independent registered public accounting firm has identified material weaknesses in our financial reporting process.

ADMA’s independent registered public accounting firm (which has been appointed our independent registered public accounting firm in conjunction with the Merger) has identified material weaknesses in ADMA’s financial reporting process.  Specifically, the independent registered public accounting firm identified material weaknesses with respect to:

•	the financial statement closing process, in that it did not identify all journal entries that needed to be recorded;

•	currently inadequate segregation of duties by management in the financial reporting area; and

•
currently inadequate level of accounting expertise among management to properly ensure that accounting transactions are properly recorded, such as the preparation of financial statements and recording of beneficial conversion charges.

We intend to take the following measures to address the material weaknesses identified by our independent registered public accounting firm and improve our periodic financial statement reporting process:

•	hire a Chief Financial Officer and/or Controller with the requisite accounting expertise to ensure proper recording of accounting transactions;

•	limit access to the accounting and information systems and related data to strengthen segregation of duties; and

•	implement procedures and controls in the financial statement closing process to improve the accuracy and timeliness of the preparation of quarterly and annual financial statements.

There can be no assurance that we will be able to successfully implement our plans to remediate the material weaknesses in our financial reporting process. Our failure to successfully implement our plans to remediate these material weaknesses could cause us to fail to meet our reporting obligations, to produce timely and reliable financial information, and to effectively prevent fraud. Additionally, such failure could cause investors to lose confidence in our reported financial information, which could have a negative impact on our financial condition and stock price.

Currently, our only viable product candidate is RI-001.  If we do not obtain the necessary regulatory approvals to commercialize RI-001, or any other product candidate, we will not be able to sell RI-001.

At the present time, our entire focus is obtaining regulatory approval for RI-001, our only product candidate.  We currently only have plans to gain regulatory approval in the U.S.  If we cannot obtain regulatory approval for RI-001, our only source of revenue will be plasma collection and sales.  We cannot assure you that we will receive the approvals necessary to commercialize RI-001 or any other product candidate we may acquire or develop in the future. In order to obtain FDA approval of RI-001 or any other product candidate requiring FDA approval, our clinical development must demonstrate that the product candidate is safe for humans and effective for its intended use, and we must submit a BLA. To attain required FDA approval of any other product candidate generally requires significant research and testing, referred to as pre-clinical studies, as well as human tests, referred to as clinical trials. Satisfaction of the FDA’s regulatory requirements typically takes many years, depends upon the type, complexity and novelty of the product candidate and requires substantial resources for research, development and testing. We cannot predict whether our research and clinical approaches will result in products that the FDA considers safe for humans and effective for indicated uses. The FDA has substantial discretion in the product approval process and may require us to conduct additional pre-clinical and clinical testing or to perform post-marketing studies. The approval process may also be delayed by changes in government regulation, future legislation or administrative action or changes in FDA policy that occur prior to or during our regulatory review. Delays in obtaining regulatory approvals may:

•	delay commercialization of, and our ability to derive product revenues from, our product candidate;

•	impose costly procedures on us; and

•	diminish any competitive advantages that we may otherwise enjoy.

Even if we comply with all FDA requests, the FDA may ultimately reject our BLA. We may never obtain regulatory clearance for RI-001 or any other potential product candidate. Failure to obtain FDA approval of any of our product candidates will severely undermine our business by leaving us without a saleable product beyond the plasma collected by ADMA BioCenters, and therefore without any source of additional revenues if and until another product candidate can be developed and commercialized. There is no guarantee that we will ever be able to develop or acquire another product candidate.

In foreign jurisdictions, we must receive approval from the appropriate regulatory authorities before we can commercialize any products. Foreign regulatory approval processes generally include all of the risks associated with the FDA approval procedures described above. We cannot assure you that we will receive the approvals necessary to commercialize any product candidate for sale outside the United States.

Our current product candidate, RI-001, requires extensive additional clinical testing. If we are unsuccessful in obtaining regulatory approval for RI-001, we may be required to delay or abandon development of such product, which would have a material adverse impact on our business.

Although we have completed a Phase II trial for RI-001, continuing product development requires additional and extensive clinical testing. We cannot provide any assurance or certainty regarding when we might complete the clinical trial process or submit a BLA for regulatory approval for RI-001 or whether any such BLA will be accepted or approved. In the event we do not ultimately receive regulatory approval for RI-001, we may be required to terminate development of our only product candidate.  Unless we acquire or develop other product candidates that are saleable, our business will be limited to plasma collection and sales.

Clinical trials are very expensive, time-consuming and difficult to design and implement. If clinical trials for any of our product candidates don’t provide positive results, we may be required to abandon or repeat such clinical trials.

Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time consuming. We estimate that clinical trials of our product candidate will take at least 18 months to several years to complete. Furthermore, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

•	unforeseen safety issues;

•	determination of dosing issues;

•	lack of effectiveness during clinical trials;

•	slower than expected rates of patient recruitment;

•	inability to monitor patients adequately during or after treatment; and

•	inability or unwillingness of medical investigators to follow our clinical protocols.

In addition, we or the FDA may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the FDA finds deficiencies in our IND submissions or the conduct of these trials.  Therefore, we cannot provide any assurance or predict with certainty the schedule for future clinical trials.  We completed clinical trials in 2008 and 2009, during which we enrolled 21 subjects.  The focus of our planned Phase III clinical trial has been designed in accordance with the FDA Guidance for Industry and we believe that the revised design will increase the probability of successful trial enrollment.  No assurance can be given that we will be able to enroll sufficient subjects to complete a successful Phase III clinical trial.

If the results of our clinical trials do not support our product candidate claims, completing the development of such product candidates may be significantly delayed or we may be forced to abandon development of such product candidates altogether.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product candidate claims. Success in pre-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and pre-clinical testing. The clinical trial process may fail to demonstrate that our product candidates are safe for humans and effective for indicated uses. This failure would cause us to abandon a product candidate and may delay development of other product candidates. Any delay in, or termination of, our clinical trials will delay the filing of a BLA with the FDA and, ultimately, our ability to commercialize our product candidates and generate product revenues. In addition, our clinical trials involve a relatively small patient population. Because of the small sample size, the results of these clinical trials may not be indicative of future results. In addition, certain portions of the clinical trial for RI-001 were performed outside the United States, and therefore, may not have been performed in accordance with standards normally required by the FDA and other regulatory agencies.

If physicians and patients do not accept and use our product, our ability to generate revenue from sales will be materially impaired.

Even if the FDA approves RI-001, physicians and patients may not accept and use it. Acceptance and use of our product will depend on a number of factors including:

•	perceptions by members of the health care community, including physicians,

•	about the safety and effectiveness of our product;

•	cost-effectiveness of our product relative to competing products;

•	availability of reimbursement for our product from government or other healthcare payers; and

•	effectiveness of marketing and distribution efforts by us and our licensees and distributors, if any.

Because we expect sales of RI-001, if approved, to generate substantially all of our product revenues other than the revenue attainable from the sale of plasma collected by ADMA BioCenters, the failure of this product to find market acceptance would harm our business and could require us to seek additional financing or make such financing difficult to obtain on favorable terms, if at all.

Our long-term success may depend on our ability to supplement our existing RI-001 product candidate through new product development or the in-license or acquisition of other new products, and if our business development efforts are not successful, our ability to achieve profitability may be negatively impacted.

Our current product development portfolio consists solely of RI-001. We intend to seek to expand our current portfolio through new product development efforts or to in-license or acquire additional products. If we are not successful in developing or acquiring additional products, we will depend on our ability to raise capital for, and the successful development and commercialization of, RI-001 and the revenue we may generate from the sale of plasma attributable to the operations of ADMA BioCenters.

We depend on third-party researchers and developers to develop RI-001, and such parties are, to some extent, outside of our control.

We depend on independent investigators and collaborators, such as universities and medical institutions, to conduct our pre-clinical and clinical trials under agreements with us. These collaborators are not our employees and we cannot control the amount or timing of resources that they devote to our programs. These investigators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our product-development programs, or if their performance is substandard, the approval of our FDA application(s), if any, and our introduction of new products, if any, will be delayed. These collaborators may also have relationships with other commercial entities, some of whom may compete with us. If our collaborators assist our competitors at our expense, our competitive position would be harmed.

Relying exclusively on third parties to manufacture our product candidates exposes us to risks that may delay testing, development, regulatory approval and commercialization of our product candidates.

We have limited experience in manufacturing and do not intend to establish our own manufacturing facilities. We lack the resources to manufacture RI-001. Although we have agreements pertaining to the manufacture, supply, storage and distribution of product supplies of RI-001 for clinical development purposes, we do not have any agreements for the commercial scale manufacture of RI-001, and upon commercialization, it is possible that our manufacturing requirements may exceed the available supply allotments under our existing agreements.  We will rely on one or more third-party contractors to manufacture our products. Our anticipated future reliance on a limited number of third-party manufacturers exposes us to the following risks:

•
We may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any replacement contractor. This approval would require new testing and compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our products after receipt of FDA approval, if any.

•	Third-party manufacturers might be unable to manufacture our products in the volume and of the quality required to meet our clinical needs and commercial needs, if any.

•
Contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply our clinical trials or to successfully produce, store and distribute our products.

•
Product manufacturers are subject to ongoing periodic unannounced inspection by the FDA, the Drug Enforcement Administration, and corresponding state agencies to ensure strict compliance with good manufacturing practice and other government regulations and corresponding foreign standards. We do not have control over third-party manufacturers’ compliance with these regulations and standards.

•
If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation.  We may be required to pay fees or other costs for access to such improvements.

Each of these risks could delay our clinical trials, the approval, if any, of our product candidates by the FDA or the commercialization of our product candidates or result in higher costs or deprive us of potential product revenues.

Developments by competitors may render our products or technologies obsolete or non-competitive.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. Should we obtain regulatory approval for RI-001 or any future product we may develop, we will have to compete with existing therapies. In addition, other  companies may pursue the development of pharmaceuticals that target the same diseases and conditions that we are targeting. We face competition from pharmaceutical and biotechnology companies in the United States and abroad. In addition, companies pursuing different but related fields represent substantial competition. Many of these organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, longer product development history in obtaining regulatory approvals and greater manufacturing and marketing capabilities than we do. These organizations also compete with us to attract qualified personnel and parties for acquisitions, joint ventures or other collaborations.

We do not own any issued patents and we do not have any patent applications in process.  If we are unable to protect our trade secrets or other proprietary rights, our competitiveness and business prospects may be materially damaged.

We do not own any issued patents and we do not have any patent applications currently pending.  Rather, we rely exclusively on a combination of trade secrets and nondisclosure and non-competition agreements to protect our proprietary intellectual property, and we will continue to do so. While we intend to defend against any threats to our intellectual property, there can be no assurance that our trade secret policies and practices or other agreements will adequately protect our intellectual property. We seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. These processes, systems, and/or security measures may be breached, and we may not have adequate remedies as a result of any such breaches.  In addition, our trade secrets may otherwise become known or be independently discovered by competitors.  We also seek to protect our proprietary technology and processes, in part, by confidentiality agreements with our employees, consultants, scientific advisors and contractors. Although we rely, in part, on  confidentiality, nondisclosure and non-competition agreements with employees, consultants and other  parties with access to our proprietary information to protect our trade secrets, proprietary technology, processes and other proprietary rights, there can be no assurance that these agreements or any other security measures relating to such trade secrets, proprietary technology, processes and proprietary rights will be adequate, will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or proprietary knowledge.  To the extent that our consultants, contractors or collaborators use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.

Third parties could obtain patents that may require us to negotiate licenses to conduct our business, and there can be no assurance that the required licenses would be available on reasonable terms or at all.

We may not be able to operate our business without infringing third-party patents.  Numerous U.S. and foreign patents and pending patent applications owned by third parties exist in fields that relate to the development and commercialization of immune globulins. In addition, many companies have employed intellectual property litigation as a way to gain a competitive advantage. It is possible that infringement claims may occur as the number of products and competitors in our market increases. In addition, to the extent that we gain greater visibility and market exposure as a public company, we face a greater risk of being the subject of intellectual property infringement claims. We cannot be certain that the conduct of our business does not and will not infringe intellectual property or other proprietary rights of others in the United States and in foreign jurisdictions. If our products, methods, processes and other technologies are found to infringe third party patent rights, we could be prohibited from manufacturing and commercializing the infringing technology, process or product unless we obtain a license under the applicable third party patent and pay royalties or are able to design around such patent. We may be unable to obtain a license on terms acceptable to us, or at all, and we may not be able to redesign our products or processes to avoid infringement. Even if we are able to redesign our products or processes to avoid an infringement claim, our efforts to design around the patent could require significant time, effort and expense and ultimately may lead to an inferior or more costly product and/or process. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim and could distract our management from our business. Furthermore, if any such claim is successful, a court could order us to pay substantial damages, including compensatory damages for any infringement, plus prejudgment interest and could, in certain circumstances, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently prohibit us, our licensees (if any) and our customers from making, using, selling, offering to sell or importing one or more of our products or practicing our proprietary technologies or processes, or could enter an order mandating that we undertake certain remedial activities. Any of these events could seriously harm our business, operating results and financial condition.

If we are unable to successfully manage our growth, our business may be harmed.

Our success will depend on the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed.

We rely on our chief executive officer, and his knowledge of our business and technical expertise would be difficult to replace.

We depend to a great extent on our principal executive officer. We do not have “key person” life insurance policies for any of our officers. The loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of potential customers and sales, and diversion of management resources, which could adversely affect our business and operating results. See also “Risks relating to our securities - Our President and Chief Executive Officer has no experience managing a public company, which could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.”

If we are unable to hire additional qualified personnel, our ability to grow our business may be harmed.

We will need to hire additional qualified personnel with expertise in finance and accounting, clinical research and testing, government regulation, formulation and manufacturing and sales and marketing. In particular, over the next 12 months, we expect to hire up to 10 new employees devoted to medical and scientific affairs, regulatory affairs, quality control, financial services, general and operational management. We expect that the hiring of such additional personnel will increase our annual expenditures by approximately $1.5 million or more. We compete for qualified individuals with numerous biopharmaceutical companies, universities and other research institutions. Competition for such individuals is intense, and we cannot assure you that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success, and any failure to do so successfully may have a material adverse effect on us.

We may incur substantial liabilities and may be required to limit commercialization of our products in response to product liability lawsuits.

The testing and marketing of medical products entail an inherent risk of product liability. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of pharmaceutical products we develop, alone or with collaborators.

Many of our business practices are subject to scrutiny by regulatory authorities, as well as to lawsuits brought by private citizens under federal and state laws. Failure to comply with applicable law or an adverse decision in lawsuits may result in adverse consequences to us.

The laws governing our conduct in the United States are enforceable by criminal, civil and administrative penalties. Violations of laws such as the Federal Food, Drug and Cosmetic Act, the False Claims Act and the Anti-Kickback Law and the Public Health Service Act, and any regulations promulgated under their authority, may result in jail sentences, fines or exclusion from federal and state programs, as may be determined by Medicare, Medicaid and the Department of Defense and other regulatory authorities as well as by the courts. There can be no assurance that our activities will not come under the scrutiny of regulators and other government authorities or that our practices will not be found to violate applicable laws, rules and regulations or prompt lawsuits by private citizen “relators” under federal or state false claims laws.

For example, under the Anti-Kickback Law, and similar state laws and regulations, even common business arrangements, such as discounted terms and volume incentives for customers in a position to recommend or choose products for patients, such as physicians and hospitals, can result in substantial legal penalties, including, among others, exclusion from the Medicare and Medicaid programs, and arrangements with referral sources must be structured with care to comply with applicable requirements. Also, certain business practices, such as consulting fees to healthcare providers, sponsorship of educational or research grants, charitable donations, interactions with healthcare providers that prescribe products for uses not approved by the FDA and financial support for continuing medical education programs, must be conducted within narrowly prescribed and controlled limits to avoid any possibility of wrongfully influencing healthcare providers to prescribe or purchase particular products or as a reward for past prescribing. Under the U.S. healthcare reform law, such payments by pharmaceutical manufacturers to United States healthcare practitioners and academic medical centers must be publicly disclosed starting with payments made in calendar year 2012. A number of states have similar laws in place. Additional and stricter prohibitions could be implemented by federal and state authorities. Where such practices have been found to be improper incentives to use such products, government investigations and assessments of penalties against manufacturers have resulted in substantial damages and fines. Many manufacturers have been required to enter into consent decrees or orders that prescribe allowable corporate conduct.

Failure to satisfy requirements under the Federal Food, Drug and Cosmetic Act can also result in penalties, as well as requirements to enter into consent decrees or orders that prescribe allowable corporate conduct.

In addition, while regulatory authorities generally do not regulate physicians’ discretion in their choice of treatments for their patients, they do restrict communications by manufacturers on unapproved uses of approved products or on the potential safety and efficacy of unapproved products in development. Companies in the United States, Canada and European Union cannot promote approved products for other indications that are not specifically approved by the competent regulatory authorities (e.g., FDA in the United States), nor can companies promote unapproved products. In limited circumstances, companies may disseminate to physicians information regarding unapproved uses of approved products or results of studies involving investigational products. If such activities fail to comply with applicable regulations and guidelines of the various regulatory authorities, we may be subject to warnings from, or enforcement action by, these authorities. Furthermore, if such activities are prohibited, it may harm demand for our products.

Promotion of unapproved drugs or devices or unapproved indications for a drug or device is a violation of the Federal Food, Drug and Cosmetic Act and subjects us to civil and criminal sanctions. Furthermore, sanctions under the Federal False Claims Act have recently been brought against companies accused of promoting off-label uses of drugs, because such promotion induces the use and subsequent claims for reimbursement under Medicare and other federal programs. Similar actions for off-label promotion have been initiated by several states for Medicaid fraud. The U.S. healthcare reform law significantly strengthened provisions of the Federal False Claims Act, Medicare and Medicaid Anti-Kickback provisions, and other health care fraud provisions, leading to the possibility of greatly increased qui tam suits by relators for perceived violations. Violations or allegations of violations of the foregoing restrictions could materially and adversely affect our business.

We may be required to report detailed pricing information, net of included discounts, rebates and other concessions, to Centers for Medicare & Medicaid Services (“CMS”) for the purpose of calculating national reimbursement levels, certain federal prices and certain federal and state rebate obligations. We will need to establish systems for collecting and reporting this data accurately to CMS and institute a compliance program to assure that the information collected is complete in all respects. If we report pricing information that is not accurate to the federal government, we could be subject to fines and other sanctions that could adversely affect their business.

If we choose to pursue clinical development and commercialization in the European Union or otherwise market and sell our products outside of the United States, we must obtain and maintain regulatory approvals and comply with regulatory requirements in such jurisdictions. The approval procedures vary among countries in complexity and timing. We may not obtain approvals from regulatory authorities outside the United States on a timely basis, if at all, which would preclude us from commercializing products in those markets. In addition, some countries, particularly the countries of the European Union, regulate the pricing of prescription pharmaceuticals. In these countries, pricing discussions with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of their product candidate to other available therapies. Such trials may be time-consuming and expensive, and may not show an advantage in efficacy for our products. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, in either the United States or the European Union, we could be adversely affected. Also, under the United States Foreign Corrupt Practices Act, referred to as FCPA, the United States has increasingly focused on regulating the conduct by United States businesses occurring outside of the United States, generally prohibiting remuneration to foreign officials for the purpose of obtaining or retaining business.

To enhance compliance with applicable health care laws, and mitigate potential liability in the event of noncompliance, regulatory authorities, such as the United States Health and Human Services Department Office of Inspector General (“OIG”), have recommended the adoption and implementation of a comprehensive health care compliance program that generally contains the elements of an effective compliance and ethics program described in Section 882.1 of the United States Sentencing Commission Guidelines Manual. Increasing numbers of United States-based pharmaceutical companies have such programs. In the future, we may need to adopt U.S. healthcare compliance and ethics programs that would incorporate the OIG’s recommendations, and train our applicable U.S. employees in such compliance. Such a program may be expensive and may not assure that we will avoid compliance issues.

Our manufacturing processes are complex and involve biological intermediates that are susceptible to contamination.

Plasma is a raw material that is susceptible to damage and contamination and may contain human pathogens, any of which would render the plasma unsuitable as raw material for further manufacturing. For instance, improper storage of plasma, by us or third-party suppliers, may require us to destroy some of our raw material. If unsuitable plasma is not identified and discarded prior to the release of the plasma to the manufacturing process, it may be necessary to discard intermediate or finished product made from that plasma or to recall any finished product released to the market, resulting in a charge to cost of goods sold.

The manufacture of our plasma products is an extremely complex process of fractionation, purification, filling and finishing. Although we and our contract manufacturers attempt to maintain high standards for product testing, manufacturing, process controls and quality assurance, our products can become non-releasable or otherwise fail to meet our stringent specifications through a failure of one or more of these processes. Extensive testing is performed throughout the process to ensure the safety and effectiveness of our products. We may, however, detect instances in which an unreleased product was produced without adherence to our manufacturing procedures or plasma used in our production process was not collected or stored in a compliant manner consistent with our current Good Manufacturing Practices (“cGMP”) or other regulations. Such an event of noncompliance would likely result in our determination that the implicated products should not be released and therefore should be destroyed.

Once manufactured, our plasma-derived products must be handled carefully and kept at appropriate temperatures. Our failure, or the failure of third parties that supply, ship or distribute our products, to properly care for our products may require that those products be destroyed.

While we expect to write off small amounts of work-in-progress in the ordinary course of business due to the complex nature of plasma, our processes and our products, unanticipated events may lead to write-offs and other costs materially in excess of our expectations and the reserves we have established for these purposes. Such write-offs and other costs could cause material fluctuations in our profitability. Furthermore, contamination of our products could cause investors, consumers, or other third parties with whom we conduct business to lose confidence in the reliability of our manufacturing procedures, which could adversely affect our sales and profits. In addition, faulty or contaminated products that are unknowingly distributed could result in patient harm, threaten the reputation of our products and expose us to product liability damages and claims from companies for whom we do contract manufacturing.

Our ability to continue to produce safe and effective products depends on the safety of our plasma supply against transmittable diseases.

Despite overlapping safeguards including the screening of donors and other steps to remove or inactivate viruses and other infectious disease causing agents, the risk of transmissible disease through blood plasma products cannot be entirely eliminated. For example, since plasma-derived therapeutics involve the use and purification of human plasma, there has been concern raised about the risk of transmitting HIV, prions, West Nile virus, H1N1 virus or “swine flu” and other blood-borne pathogens through plasma-derived products. There are also concerns about the future transmission of H5N1 virus, or “bird flu.” In the 1980s, thousands of hemophiliacs worldwide were infected with HIV through the use of contaminated Factor VIII. Bayer and other producers of Factor VIII, though not us, are defendants in numerous lawsuits resulting from these infections.

New infectious diseases emerge in the human population from time to time. If a new infectious disease has a period during which time the causative agent is present in the bloodstream but symptoms are not present, it is possible that plasma donations could be contaminated by that infectious agent. Typically, early in an outbreak of a new disease, tests for the causative agent do not exist. During this early phase, we must rely on screening of donors (e.g., for behavioral risk factors or physical symptoms) to reduce the risk of plasma contamination. Screening methods are generally less sensitive and specific than a direct test as a means of identifying potentially contaminated plasma units.

During the early phase of an outbreak of a new infectious disease, our ability to manufacture safe products would depend on the manufacturing process’ capacity to inactivate or remove the infectious agent. To the extent that a product’s manufacturing process is inadequate to inactivate or remove an infectious agent, our ability to manufacture and distribute that product would be impaired.

If a new infectious disease were to emerge in the human population, the regulatory and public health authorities could impose precautions to limit the transmission of the disease that would impair our ability to procure plasma, manufacture our products or both. Such precautionary measures could be taken before there is conclusive medical or scientific evidence that a disease poses a risk for plasma-derived products.

In recent years, new testing and viral inactivation methods have been developed that more effectively detect and inactivate infectious viruses in collected plasma. There can be no assurance, however, that such new testing and inactivation methods will adequately screen for, and inactivate, infectious agents in the plasma used in the production of our products.

We could become supply-constrained and our financial performance would suffer if we could not obtain adequate quantities of FDA-approved source plasma.

In order for plasma to be used in the manufacturing of our products, the individual centers at which the plasma is collected must be licensed by the FDA, and approved by the regulatory authorities of any country in which we may wish to commercialize our products. When a new plasma center is opened, and on an ongoing basis after licensure, it must be inspected by the FDA for compliance with cGMP and other regulatory requirements. An unsatisfactory inspection could prevent a new center from being licensed or risk the suspension or revocation of an existing license.  We do not and will not have adequate source plasma to manufacture RI-001.  Therefore, we are reliant on purchasing normal source plasma to manufacture RI-001.  We can give no assurances that normal source plasma will be available to us on commercially reasonable terms or at all.

In order to maintain a plasma center’s license, its operations must continue to conform to cGMP and other regulatory requirements. In the event that we determine that plasma was not collected in compliance with cGMP, we may be unable to use and may ultimately destroy plasma collected from that center, which would be recorded as a charge to cost of goods. Additionally, if non-compliance in the plasma collection process is identified after the impacted plasma has been pooled with compliant plasma from other sources, entire plasma pools, in-process intermediate materials and final products could be impacted. Consequently, we could experience significant inventory impairment provisions and write-offs which could adversely affect our business and financial results.

We plan to increase our supplies of plasma for use in the manufacturing processes through increased collections at our existing and possible future plasma collection centers. This strategy is dependent upon our ability to successfully integrate develop new centers, to obtain FDA approval for any unlicensed plasma centers, to maintain a cGMP compliant environment in all plasma centers and to expand production and attract donors to our centers.

There is no assurance that the FDA will inspect and license our unlicensed plasma collection centers in a timely manner consistent with our production plans. If we misjudge the readiness of a center for an FDA inspection, we may lose credibility with the FDA and cause the FDA to more closely examine all of our operations. Such additional scrutiny could materially hamper our operations and our ability to increase plasma collections.

Our ability to expand production and increase our plasma collection centers to more efficient production levels may be affected by changes in the economic environment and population in selected regions where ADMA BioCenters  operates its current or future plasma centers, by the entry of competitive plasma centers into regions where ADMA BioCenters operates such centers, by misjudging the demographic potential of individual regions where ADMA BioCenters expects to expand production and attract new donors, by unexpected facility related challenges, or by unexpected management challenges at selected plasma centers.

Our ability to generate product revenues will be diminished if our products sell for inadequate prices or patients are unable to obtain adequate levels of reimbursement.

Our ability to commercialize our products, alone or with collaborators, will depend in part on the extent to which reimbursement will be available from:

•	government and health administration authorities;

•	private health maintenance organizations and health insurers; and

•	other healthcare payers.

Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. Healthcare payers, including Medicare, are challenging the prices charged for medical products and services. Government and other healthcare payers increasingly attempt to contain healthcare costs by limiting both coverage and the level of reimbursement for products. Even if one of our product candidates is approved by the FDA, insurance coverage may not be available, and reimbursement levels may be inadequate, to cover such product. If government and other healthcare payers do not provide adequate coverage and reimbursement levels for one of our products, once approved, market acceptance of such product could be reduced.

Prices in many countries, including many in Europe, are subject to local regulation and certain pharmaceutical products, such as plasma-derived products, are subject to price controls in several of the world’s principal markets, including many countries within the European Union. In the United States, where pricing levels for our products are substantially established by third-party payors, if payors reduce the amount of reimbursement for a product, it may cause groups or individuals dispensing the product to discontinue administration of the product, to administer lower doses, to substitute lower cost products or to seek additional price-related concessions. These actions could have a negative effect on financial results, particularly in cases where our products command a premium price in the marketplace, or where changes in reimbursement induce a shift in the site of treatment. The existence of direct and indirect price controls and pressures over our products could materially adversely affect our financial prospects and performance.

The implementation of the 2010 health care reform law in the United States may adversely affect our business.

Through the March 2010 adoption of the Patient Protection and Affordable Care Act and the companion Healthcare and Education Reconciliation Act in the United States, which together are referred to as the “healthcare reform law,” substantial changes are being made to the current system for paying for healthcare in the United States, including programs to extend medical benefits to millions of individuals who currently lack insurance coverage. The changes contemplated by the health care reform law are subject to rule-making and implementation timelines that extend for several years, and this uncertainty limits our ability to forecast changes that may occur in the future. However, implementation has already begun with respect to certain significant cost-saving measures under the healthcare reform law, for example with respect to several government healthcare programs that may cover the cost of our future products, including Medicaid, Medicare Parts B and D, and these efforts could have a materially adverse impact on our future financial prospects and performance.

For example, with respect to Medicaid, in order for a manufacturer’s products to be reimbursed by federal funding under Medicaid, the manufacturer must enter into a Medicaid rebate agreement with the Secretary of the United States Department of Health and Human Services, and pay certain rebates to the states based on utilization data provided by each state to the manufacturer and to CMS, and pricing data provided by the manufacturer to the federal government. The states share this savings with the federal government, and sometimes implement their own additional supplemental rebate programs. Under the Medicaid drug rebate program, the rebate amount for most branded drug products was previously equal to a minimum of 15.1% of the Average Manufacturer Price, which is referred to as AMP, or AMP less Best Price, which is referred to as AMP less BP, whichever is greater. Effective January 1, 2010, the healthcare reform law generally increases the size of the Medicaid rebates paid by manufacturers for single source and innovator multiple source (brand name) drug product from a minimum of 15.1% to a minimum of 23.1% of the AMP, subject to certain exceptions, for example, for certain clotting factors, the increase is limited to a minimum of 17.1% of the AMP. For non-innovator multiple source (generic) products, the rebate percentage is increased from a minimum of 11.0% to a minimum of 13.0% of AMP. In 2010, the healthcare reform law also newly extended this rebate obligation to prescription drugs covered by Medicaid managed care organizations. These increases in required rebates may adversely affect our future financial prospects and performance.

The healthcare reform law also creates new rebate obligations for our products under Medicare Part D, a partial, voluntary prescription drug benefit created by the United States federal government primarily for persons 65 years old and over. The Part D drug program is administered through private insurers that contract with CMS. Beginning in 2011, the healthcare reform law generally requires that in order for a drug manufacturer’s products to be reimbursed under Medicare Part D, the manufacturer must enter into a Medicare Coverage Gap Discount Program agreement with the Secretary of the United States Department of Health and Human Services, and reimburse each Medicare Part D plan sponsor an amount equal to 50% savings for the manufacturer’s brand name drugs and biologics which the Part D plan sponsor has provided to its Medicare Part D beneficiaries who are in the “donut hole” (or a gap in Medicare Part D coverage for beneficiaries who have expended certain amounts for drugs). The Part D plan sponsor is responsible for calculating and providing the discount directly to its beneficiaries and for reporting these amounts paid to CMS’s contractor, which notifies drug manufacturers of the rebate amounts it must pay to each Part D plan sponsor. The rebate requirement could adversely affect our future financial performance, particularly if contracts with Part D plans cannot be favorably renegotiated or the Part D plan sponsors fail to accurately calculate payments due in a manner that overstates our rebate obligation.

The healthcare reform law also introduced a biosimilar pathway that will permit companies to obtain FDA approval of generic versions of existing biologics based upon reduced documentation and data requirements deemed sufficient to demonstrate safety and efficacy than are required for the pioneer biologics. The new law provides that a biosimilar application may be submitted as soon as 4 years after the reference product is first licensed, and that the FDA may not make approval of an application effective until 12 years after the reference product was first licensed. With the likely introduction of biosimilars in the United States, we expect in the future to face greater competition from biosimilar products, including a possible increase in patent challenges. The FDA has reported meeting with sponsors who are interested in developing biosimilar products, and is developing regulations to implement the abbreviated regulatory review pathway.

Regarding access to our products, the healthcare reform law established and provided significant funding for a Patient-Centered Outcomes Research Institute to coordinate and fund Comparative Effectiveness Research (“CER”). While the stated intent of CER is to develop information to guide providers to the most efficacious therapies, outcomes of CER could influence the reimbursement or coverage for therapies that are determined to be less cost-effective than others. Should any of our products be determined to be less cost-effective than alternative therapies, the levels of reimbursement for these products, or the willingness to reimburse at all, could be impacted, which could materially impact our future financial prospects and results.

Developments in the economy may adversely impact our business.

The difficult economic environment may adversely affect demand for our products. RI-001, our current product candidate, is expected to be sold to hospitals and clinicians in the U.S. As a result of loss of jobs, patients may lose medical insurance and be unable to purchase supply or may be unable to pay their share of deductibles or co-payments. RI-001 will be sold primarily to hospitals and specialty pharmacies. Hospitals adversely affected by the economy may steer patients to less costly therapies, resulting in a reduction in demand, or demand may shift to public health hospitals, which may purchase at a lower government price. While to date we cannot directly trace any material reduction in demand to the recession, if economic conditions do not improve, the impact may become material.

Risks Relating to our Securities

We cannot assure you that our common stock will be publicly traded or that an active market for our shares will develop.

We are obligated to file the Investor Registration Statement covering the resale of the shares issued in the Merger in exchange for the shares sold in the 2012 Financing, among other securities.  We are also obligated to qualify the common stock for quotation on the OTCBB or another over-the-counter quotation system.  However, we cannot assure you that when or if the Investor Registration Statement will be declared effective or when or if the common stock will qualify for quotation on an electronic trading platform, that the shares of common stock will continue to be quoted on such trading platform or when or if an active trading market for the shares of common stock will develop or can be sustained.   An investor may find it difficult to dispose of shares or obtain accurate quotations as to the market value of his securities on the OTCBB. Securities listed on the OTCBB may be subject to an SEC rule that imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling such securities, which may further limit its liquidity. If applicable, this could also make it more difficult for us to raise additional capital.

The securities issued in the Merger are “restricted securities” of a former “shell company” and, as such, may not be sold except in limited circumstances.

None of the shares of common stock or options, warrants or other rights issued in the Merger or the shares of common stock issuable upon exercise of such warrants, warrants or other rights (collectively, the “ParentCo Securities”) were, at the time of the Merger, registered under the Securities Act, or registered or qualified under any state securities laws. The ParentCo Securities will be sold and/or issued pursuant to exemptions contained in and under those laws. Accordingly, the ParentCo Securities are “restricted securities” as defined in Rule 144 under the Securities Act and must, therefore, be held unless registered under applicable federal and state securities laws, or an exemption from the registration requirements of those laws is available. The certificates representing the ParentCo Securities  contain legends reflecting their restricted status.

Although we will be required to register for resale the shares of common stock issued in the Merger in exchange for the shares issued in the 2012 Financing, we cannot assure you that the SEC will declare the registration statement effective, thereby enabling such shares of common stock to be freely tradable.

Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for six months will not immediately apply to the common stock because ParentCo is designated as a former “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. Because ParentCo will be a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, and the restrictive legends on certificates for the shares of common stock issued to investors in connection with the Offering and the Merger cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm our operating results.

As a public company after the Merger, we will incur significant legal, accounting and other expenses, including costs associated with public company reporting requirements. We will also incur substantial expenses in connection with the preparation and filing of the registration statement and responding to SEC comments in connection with its review of the registration statement. We also incur costs associated with current corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the SEC or any stock exchange or quotation system on which common stock may be listed in the future. The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically in recent years. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We are unable to currently estimate these costs with any degree of certainty. We also expect these new rules and regulations may make it difficult and expensive for us to obtain director and officer liability insurance, and if we are able to obtain such insurance, we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage available to privately-held companies. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors (the latter requirement does not apply to smaller reporting companies - we initially expect to qualify as a smaller reporting company). Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of common stock.  See “—Risks Relating to Our Business—Our independent registered public accounting firm has identified material weaknesses in our financial reporting process.”  In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist as a result of our having become a public reporting company through a “reverse merger.” Security analysts of major brokerage firms may not cover us or our stock. Because we became public through a reverse merger, there may be less incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to provide analyst coverage of us or our stock in the future, which may result in less liquidity and lower trading prices for our stockholders.

We are subject to Sarbanes-Oxley and the reporting requirements of federal securities laws, which can be expensive and time-consuming.

 We are subject to the Sarbanes-Oxley Act of 2002, as well as the information and reporting requirements of the Exchange Act and other federal securities laws. The costs of compliance with the Sarbanes-Oxley Act and of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC, and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we had remained privately held and did not consummate the Merger.

Our President and Chief Executive Officer has no experience managing a public company, which could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Adam S. Grossman, our President and Chief Executive Officer, has no previous experience in managing a public company, which could adversely impact our ability to comply with legal, regulatory, and reporting requirements of the U.S. securities laws. Our management may not be able to implement programs and policies in an effective and timely manner to adequately respond to such legal, regulatory and reporting requirements, including the establishment and maintenance of internal control over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which are necessary to maintain public company status. If we were to fail to fulfill those obligations, our ability to operate as a public company would be in jeopardy, in which event you could lose your entire investment in the Company. Our ability to operate successfully may depend on our ability to attract and retain qualified personnel with appropriate experience in the management of a public company. Our ability to find and retain qualified personnel on our terms and budget may be very limited.

We have never paid dividends on our common stock and do not intend to do so for the foreseeable future.

We have never paid dividends on our common stock and we do not anticipate that we will pay any dividends on our common stock for the foreseeable future. Accordingly, any return on an investment in our common stock will be realized, if at all, only when you sell shares of our common stock.  In addition, our failure to pay dividends may make our stock less attractive to investors, adversely impacting trading volume and price.

Recently adopted SEC rules prohibit a reverse merger company from listing on a national securities exchange until the company has been in the U.S. over-the-counter market or on another regulated U.S. or foreign exchange for at least one complete fiscal year.

Recently adopted SEC rules seek to improve the reliability of the reported financial results of reverse merger companies by requiring a pre-listing “seasoning period” during which the post-merger public company must produce financial and other information in connection with its required SEC filings. The company also must maintain a requisite minimum share price for at least 30 of the most recent 60 trading days prior to the date of the initial listing application and the date of listing on any national securities exchange.  By virtue of such rules it is unlikely that we will be eligible to list on a national securities exchange for at least one year following the Merger, and only if our stock trades above the requisite minimum price in accordance with the listing requirements of the applicable national securities exchange.

A significant portion of the total outstanding shares of our common stock may be sold into the public market in the near future, which could cause the market price to drop significantly, even if our business is doing well.

We expect to file a registration statement covering the resale of the shares of Common Stock issued in the Merger in exchange for the shares issued in the 2012 Financing (as well as the shares of Common Stock owned by ParentCo’s pre-Merger stockholders and the shares of Common Stock issuable upon exercise of the warrants issued to the placement agent in the Merger in exchange for the Placement Agent Warrants). Once these shares are registered, they can be freely sold in the public market.   Sales of a substantial number of shares of Common Stock in the public market or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Common Stock.

We also intend to register all shares of Common Stock that we may issue under our company’s equity incentive plan.  Once we register and issue these shares, they can be freely sold in the public market upon issuance.

We are controlled by our current officers, directors and principal stockholders.

Our directors and executive officers and their affiliates beneficially own approximately 91.45% of the outstanding shares of the common stock.  In addition, Ayer Capital, a principal stockholder, beneficially owns 364,585 shares of common stock (7.83%).  See “Security Ownership of Certain Beneficial Owners and Management.”

Accordingly, our directors, executive officers and principal stockholders will have substantial influence over, and may have the ability to control, the election of our board of directors and the outcome of issues submitted to a vote of our stockholders.

Because it may be considered a “penny stock,” you may have difficulty selling shares of our common stock.

Under certain circumstances, if the trading price for common stock that does not trade on an exchange drops below $5.00 per share, it could be considered a “penny stock.”  In such case, it will be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker-dealers who recommend penny stocks to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker-dealer must make an individualized written suitability determination for the purchaser, considering such purchaser’s financial situation, investment experience and investment objectives, with respect to penny stock transactions and receive the purchaser’s written consent prior to the transaction. Our common stock may be considered a “penny stock” if our stock price drops below $5.00 per share and we do not meet certain net asset or revenue thresholds. These thresholds include the possession of net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000 in the event we have been operating for at least three years or $5,000,000 in the event we have been operating for fewer than three years, and the recognition of average revenues equal to at least $6,000,000 for each of the last three years.

The penny stock rules severely limit the liquidity of securities in the secondary market, and many brokers choose not to participate in penny stock transactions. As a result, there is generally less trading in penny stocks. If you become a holder of our common stock, you may not always be able to resell shares of our common stock publicly at the time and prices that you feel are fair or appropriate.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion, which refers to the historical results of Former ADMA, should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Business” and the financial statements. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout the Memorandum. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially.

Overview

ADMA’s mission is to develop and commercialize plasma-derived, human immune globulins targeted at niche patient populations, some with unmet medical needs.  These patient populations include those who may be naturally or medically immunocompromised, the elderly, and prematurely born infants.

ADMA’s lead product candidate, RI-001, is a plasma-derived, polyclonal, Intravenous Immune Globulin with standardized high levels of antibodies against RSV, and is pursuing an indication for the use of this IVIG product for treatment of PIDD. .  RI-001 was the subject of a Phase II randomized, double-blind, placebo-controlled human clinical trial in RSV-infected, immunocompromised patients.  RI-001 demonstrated it could produce a statistically significant rise in patient RSV titers as compared to placebo.  ADMA is currently preparing to conduct a pivotal Phase III clinical trial for RI-001 in order to gain FDA approval of RI-001 for the treatment of patients with primary immunodeficiency disease.

ADMA has contracts in place for plasma sourcing and manufacturing services.  Additionally, the Company is partially vertically integrated through its operation of ADMA BioCenters, a wholly-owned subsidiary and FDA-licensed source plasma collection facility.  ADMA BioCenters collects source plasma that may be manufactured into finished goods by third-party manufacturers or sold in the open market. ADMA also has contracts in place for testing services and for other consulting and operational activities.

We are engaged in the development and commercialization of human plasma and plasma-derived therapeutics.  We also operate an FDA-licensed source plasma collection facility located in Norcross, GA.  We define our segments as those business units whose operating results are regularly reviewed by the chief operating decision maker to analyze performance and allocate resources.  The plasma collection center segment includes our operations in Georgia.  The research and development segment includes our plasma development operations in New Jersey.  As a result, we are required to report separately the results of each segment.

ADMA’s primary efforts have been devoted to conducting research and development of plasma-derived, human immune globulins for the treatment of specific disease states.  ADMA has limited capital resources, has experienced net losses and negative cash flows from operations since inception, and expects these conditions to continue for the foreseeable future.  We have incurred losses in every year of our existence and have generated limited product revenues from the sale of plasma collected by ADMA BioCenters after September 30, 2011.  Unless and until we receive approval from the FDA and other regulatory authorities for our RI-001 product candidate, we will be unable to sell and generate revenues from that product. Therefore, for the foreseeable future, we will have to fund all of our operations and capital expenditures from the limited revenues that may be generated by the sale of plasma collected by our plasma collection facility, as well as cash on hand and potential future capital raises.  We cannot offer any assurances that the net proceeds from the 2012 Financing will be sufficient to enable us to complete the FDA approval process for our RI-001 product candidate.

Results of Operations

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

Summary table

The following table presents a summary of the changes in the Company’s results of operations from the year ended December 31, 2010 to the year ended December 31, 2011.

	Year ended December 31, 2010	Year ended December 31, 2011	2010 to 2011 Percentage increase/ (decrease)
Revenues	$0	$761,042	—
Research and development expenses	$2,193,838	$646,756	-70.5%
Loss on sale of research and development inventory	$0	$1,934,630	—
Plasma center operating expenses	$1,876,644	$1,370,718	-27.0%
General and administrative expenses	$1,425,951	$1,431,894	0.4%
Total costs and expenses	$5,496,433	$5,383,998	-2.1%
Other income	$244,479	$0	—
Interest income	$10,235	$1,689	-83.5%
Interest expense	$705,993	$1,602,958	127.1%
Loss before income taxes	$5,947,712	$6,224,225	4.7%
Income tax benefit	$0	$320,765	—
Loss before income taxes in plasma collection segment	$1,876,644	$609,676	-67.5%
Loss before income taxes attributable to research and development	$2,193,838	$2,581,386	17.7%
Net Loss	$5,947,712	$5,903,460	-0.7%

Revenue

The Company recorded revenue of $761,042 during the year ended December 31, 2011 compared to $0 for the year ended December 31, 2010 from the sale of blood plasma collected in its Georgia-based blood plasma collection center.  The Company has not generated any revenue from its therapeutics/research and development business.

Research and development expenses

Research and development expenses declined from $2,193,838 for the year ended December 31, 2010 to $646,756 for the year ended December 31, 2011.  Research and development expenses consist of consulting expenses relating to regulatory affairs, quality control and manufacturing, assay development and ongoing testing costs, clinical trial costs and fees, drug product manufacturing including the cost of plasma, plasma storage and transportation costs, as well as wages and benefits for staff directly related to the research and development of RI-001.

Research and development expenses declined in the comparable twelve-month period from 2010 to 2011, primarily because ADMA had an ongoing Phase II trial that was completed in 2010 but did not have an ongoing clinical trial in 2011.

During the year ended December 31, 2011, we incurred a loss on sale of research and development inventory of $1,934,630 because we disposed of our inventory of high priced, high titer plasma that we previously acquired to conduct research and development for a second product. We subsequently abandoned this research program and sold the high titer plasma to generate additional funds for operations.  The total amount of inventory sold at book value was $2,439,487 and we received $504,857 in proceeds from the sale.

Plasma center operating expenses

Plasma center operating expenses declined from $1,876,644 for the year ended December 31, 2010 to $1,370,718 for the year ended December 31, 2011.  Plasma center operating expenses consist of general and administrative overhead including rent, maintenance and utilities, wages and benefits for center staff, plasma collection supplies, plasma transportation and storage (off-site) and computer software fees directly related to donor collections.  Plasma center expenses declined because the company slowed the rate of donor collections in the year ended December 31, 2011 which was lower than in 2010; however, donor collections increased after FDA approval of our plasma center in August 2011. We expect that as plasma collection increases, our plasma center operating expenses will also increase accordingly.

General and administrative expenses

General and administrative expenses increased slightly from $1,425,951 for the year ended December 31, 2010 to $1,431,894 for the year ended December 31, 2011.  General and administrative expenses consist of rent, maintenance and utilities, insurance, wages and benefits for senior management and staff unrelated to research and development, professional fees for our attorneys, accountants and auditors, information technology, travel and other expenses related to the general operations of the business.

Total operating expenses

Total operating expenses decreased from $5,496,433 during the year ended December 31, 2010 to $5,383,998 for the year ended December 31, 2011, primarily as a result of the reduction of research and development expenses, general and administrative expenses, and plasma center operation expenses, partially offset by the loss on sale of research and development inventory.

Other income (expense); interest income/ expense

We had interest income of $1,689 and $10,235 during the years ended December 31, 2011 and 2010, respectively, and interest expense of $1,602,958 and $705,993 on loans from related parties during the years ended December 31, 2011 and 2010, respectively.  All but $450,000 in principal amount of those loans was converted or repaid prior to December 31, 2011, with the remaining $250,000 (plus $12,740 in accrued interest) invested in the private placement of securities completed in 2012 and $200,000 repaid in 2012.

Loss before income taxes

Loss before income taxes increased from $5,947,712 during the year ended December 31, 2010 to $6,224,225 during the year ended December 31, 2011.  Loss before income taxes in the plasma collection segment was $609,676 for the year ended December 31, 2011 compared to $1,876,644 for the year ended December 31, 2010 while the loss before income taxes attributable to the research and development segment increased from $2,193,838 during the year ended December 31, 2010 to $2,581,386 during the year ended December 31, 2011.  The decrease in losses in the plasma collection business is attributable primarily to the sale of blood plasma during 2011 following FDA approval of the operations of our plasma collection operations.

Income Taxes

In January 2011, we received approximately $321,000 from the sale of our 2010 State of New Jersey net operating losses.  These losses were sold through the NJ EDA Technology Business Tax Certificate Transfer Program.

Net Loss

Net loss decreased from $5,947,712 to $5,903,460 from the year ended December 31, 2010 to the year ended December 31, 2011.

Net Cash Used in Operating Activities

Net cash used in operating activities was $1,431,188 for the year ended December 31, 2011.  The net loss for this period is higher than net cash used in operating activities by $4,472,272, which was primarily due to the loss on sale of research and development inventory, an increase in non-cash interest expense and a decrease in inventories.

Net cash used in operating activities was $4,812,998 for the year ended December 31, 2010.  The net loss for the year ended December 31, 2010 is higher than cash used in operating activities by $1,134,714 due to an increase in accounts payable and non-cash interest expense attributable to the convertible notes offset in part by increases in inventory and decreases in accrued expenses.

Net Cash Used in/Provided by Investing Activities

Minimal cash was used in investing activities for the year ended December 31, 2011. Net cash used in investing activities for the year ended December 31, 2010 was $3,183 related to equipment purchases.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the year ended December 31, 2011 was $1,290,258, principally attributable to proceeds from the issue of convertible notes of $1,500,000, net of repayment of notes payable of $200,000.

Net cash provided by financing activities for the year ended December 31, 2010 was $2,291,094, which primarily related to cash proceeds from the issue of convertible notes.

Liquidity and Capital Resources

Overview

We have had limited revenue from operations and we have incurred cumulative losses of $29,808,015 since inception.  We have funded our operations to date primarily from equity investments and loans from our primary stockholders.  We received net cash proceeds of approximately $15.2 million in the 2012 Financing, after the payment of all related expenses, including legal, accounting, printing, travel, the Placement Agent’s cash fee and expense reimbursement and miscellaneous, and not including in such proceeds the secured promissory notes that were satisfied in exchange for shares of Former ADMA’s common stock in the 2012 Financing.  Based upon our projected revenue and expenditures for 2012 and 2013, we currently believe that the net proceeds of the 2012 Financing, together with our existing cash, will be sufficient to enable us to fund our operating expenses, research and development expenses and capital expenditures through the third quarter of 2013.  Because we do not anticipate receiving FDA approval for RI-001, until, at the earliest, early 2015, if at all, and would therefore not be able to generate revenues from the commercialization of RI-001 until after that date, we will have to raise additional capital prior to the third quarter of 2013 to continue product development and operations.  Furthermore, if our assumptions underlying our estimated revenues and expenses prove to be wrong, we may have to raise additional capital sooner than anticipated.  We may decide to raise such capital  through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements.  We do not have any existing commitments for future external funding.  We may seek to sell additional equity or debt securities or obtain a bank credit facility.  The sale of additional equity or debt securities, if convertible, could result in dilution to our stockholders.  The incurrence of indebtedness would result in increased fixed obligations and could also result in covenants that would restrict our operations.

Additional equity or debt financing, grants, or corporate collaboration and potential licensing arrangements may not be available on acceptable terms, if at all.  If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate our research and development programs, reduce our planned clinical trials and inhibit potential commercialization efforts of our lead product candidate.  See also “Future Financing Needs” below.

As of December 31, 2011, we had a working capital deficit of $1,007,335, consisting primarily of $1,303,414 in accounts payable, $526,924 in accrued expenses and $450,000 in notes payable to related parties, offset by $1,294,360 in current assets.

We have been approved by the NJ EDA for 2011 as a qualifying small business under the technology business tax benefit transfer certificate program and have received $617,615 from the sale of our 2011 State of New Jersey net operating losses.  We cannot make assurances that we will qualify under this program in future years, or even that the program will exist in future years.

In 2010, we were awarded a one-time credit of $244,479 from the U.S. Government Qualifying Therapeutic Discovery Project (QTDP) program.  The QTDP arose under Section 48D of the Internal Revenue Code (IRC), enacted as part of the Patient Protection and Affordable Care Act of 2010 (P.L. 111-148). The credit is and was a tax benefit targeted to therapeutic discovery projects that show a reasonable potential to, result in new therapies to treat areas of unmet medical need or prevent, detect or treat chronic or acute diseases and conditions, reduce the long-term growth of health care costs in the United States, or significantly advance the goal of curing cancer within 30 years.   The QTDP funds were used by us to offset the costs of research and development and other company expenses.

For a description of our leasehold improvement loan and standby letter of credit relating to our plasma collection center in Georgia, please see “Note 4—Leasehold Improvement Loan” and “Note 8—Commitments and Contingencies” in the notes to the consolidated financial statements.

Previous Debt Financings

For a description of Former ADMA’s notes, please see “Recent Financings—Note Financings.”

Future Financing Needs

The net proceeds from the 2012 Financing are expected to be used to test plasma donors for RSV titers, collect and procure plasma, manufacture drug product, conduct clinical trial(s), and the remainder for payment of existing accounts payable, general and administrative expenses as well as other business activities and general corporate purposes, including for the payment of accrued expenses, premiums for directors’ and officers’ insurance and for the repayment of amounts owed to related parties as described under “Related Party Transactions.”  We cannot assure you that the net proceeds from the 2012 Financing will be sufficient to enable us to complete the FDA approval process for our RI-001 product candidate.

Our ability to continue as a going concern generally depends on our ability to raise additional capital, to fund our research and development and commercial programs and meet our obligations on a timely basis.  If we are unable to successfully raise sufficient additional capital we will likely not have sufficient cash flow and liquidity to fund our business operations, forcing us to curtail our activities and, ultimately, potentially cease operations.  Even if we are able to raise additional capital, such financings may only be available on unattractive terms, resulting in significant dilution of stockholders’ interests and, in such event, the value and potential future market price of our common stock may decline.

We currently do not have arrangements to obtain additional financing.  Any such financing could be difficult to obtain or only available on unattractive terms and could result in significant dilution of stockholders’ interests.  Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our business plan and financial performance and could delay, discontinue or prevent product development and clinical trial activities or the approval of any our potential products. In addition, we could be forced to reduce or forego sales and marketing efforts and forego attractive business opportunities.

Financial markets in the United States, Canada, Europe and Asia continue to experience disruption, including, among other things, significant volatility in security prices, declining valuations of certain investments, as well as severely diminished liquidity and credit availability. Business activity across a wide range of industries and regions continues to be greatly reduced and local governments and many businesses are still suffering from the lack of consumer spending and the lack of liquidity in the credit markets.  The continued instability in the credit and financial market conditions may negatively impact our ability to access capital and credit markets and our ability to manage our cash balance. While we are unable to predict the continued duration and severity of the adverse conditions in the United States and other countries, any of the circumstances mentioned above could adversely affect our business, financial condition, operating results and cash flow or cash position.

Critical Accounting Policies and Estimates

Accounting principles generally accepted in the United States of America, or U.S. GAAP, require estimates and assumptions to be made that affect the reported amounts in our consolidated financial statements and accompanying notes. Some of these estimates require difficult, subjective and/or complex judgments about matters that are inherently uncertain and, as a result, actual results could differ from those estimates. Due to the estimation processes involved, the following summarized accounting policies and their application are considered to be critical to understanding our business operations, financial condition and results of operations.

Research and Development Costs

The Company expenses all research and development costs as incurred including plasma and equipment for which there is no alternative future use. Such expenses include costs associated with planning and conducting clinical trials.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include valuation of inventory, assumptions used in the fair value of stock-based compensation, and the allowance for the valuation of future tax benefits.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements except that the Company is currently obligated under a ten-year lease agreement for the plasma collection facility it operates in Norcross, Georgia.  There is a total minimum rent due under the lease of $1,142,138 through the end of the lease term in September 2018.

Recent Accounting Pronouncements

The Financial Accounting Standards Board has issued certain accounting pronouncements as of December 31, 2011 that will become effective in subsequent periods; however, we do not believe that any of those pronouncements would have significantly affected our financial accounting measurements or disclosures had they been in effect during the years ended December 31, 2011 and 2010 or that they will have a significant impact at the time they become effective.

Security Ownership of Certain Beneficial Owners and Management

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of our outstanding Common Stock as of March 28, 2012 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 402(m) of Regulation S-K under the Securities Act), and (iv) all executive officers and directors as a group.  Shares of our common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of March 28, 2012 are deemed to be beneficially owned and outstanding for purposes of computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.  Except as indicated in the footnotes below, each holder listed below possesses sole voting and investment power with respect to their shares and such holder’s address is c/o ADMA Biologics, Inc, 65 Commerce Way, Hackensack, NJ 07601. An asterisk (*) denotes less than 1%.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent Beneficially Owned(1)
Aisling Capital II, L.P.(2)	2,516,855	54.08%
Dr. Jerrold B. Grossman(3)	428,227	9.13%
Adam S. Grossman(4)	684,141	13.96%
Steven A. Elms(5)	2,516,855	54.08%
Dov A. Goldstein, M.D.(6)	-	-
Eric I. Richman(7)	5,882	*
Bryant E. Fong (8)	885,417	19.02%
Maggro, LLC(9)	390,286	8.39%
Hariden, LLC(10)	438,919	9.43%
Burrill Capital Fund IV, LP(11)	885,417	19.02%
Ayer Capital (12)	364,585	7.83%
All Directors and Officers as a Group (6 persons)	4,520,522	91.45%
* Less than 1%.

(1) Based on 4,654,303 shares of Common Stock outstanding.

(2)  The shares directly held by Aisling Capital II, LP (“Aisling”) are deemed to be beneficially owned by Aisling Capital Partners II, LP (“Aisling GP”), as general partner of Aisling, Aisling Capital Partners II, LLC (“Aisling Partners”), as general partner of Aisling GP, and each of the individual managing members of Aisling Partners. The individual managing members (collectively, the “Managers”) of Aisling Partners are Dennis Purcell, Dr. Andrew Schiff and Steve Elms. Aisling GP, Aisling Partners, and the Managers may share voting and dispositive power over the shares owned of record  by Aisling.  The address for Aisling GP, Aisling Partners, and the Managers is 888 Seventh Avenue, 30th Floor, New York, NY 10106.  The information in this footnote is based on Aisling’s Schedule 13D filed with the SEC on February 22, 2012.  See footnote 5.

(3) 390,286 shares are owned by Maggro, LLC (“Maggro”).  Dr. Grossman is the managing member of Maggro and the Vice-Chairman of ADMA.  See footnote 9.  Amounts also include options to purchase 37,941 shares of common stock.

(4) 438,919 shares are owned by Hariden, LLC (“Hariden”).  Mr. Grossman is the managing member of Hariden as well as a director and the President and Chief Executive Officer of ADMA.  See footnote 10.  Amount further includes options to purchase 245,222 shares of common stock.

(5) Mr. Elms is the Chairman of the Board of ADMA.  As a Managing Member of Aisling Partners, a control person of Aisling (see footnote 2), Mr. Elms may be deemed to be the beneficial owner of shares of common stock owned of record by Aisling.  Mr. Elms disclaims beneficial ownership over the ADMA shares owned of record by Aisling except to the extent of his pecuniary interest therein. The address for Mr. Elms is 888 Seventh Avenue, 30th Floor, New York, NY 10106.

(6) Dr. Goldstein is Aisling’s designee on the board of directors of ADMA.  He is a partner of Aisling. The address for Dr. Goldstein is 888 Seventh Avenue, 30th Floor, New York, NY 10106.

(7) Amounts include options to purchase 5,882 shares of common stock.  Mr. Richman is a director of ADMA.

(8) Mr. Fong is Burrill’s designee on the board of directors of ADMA.  He is deemed to beneficially own the common stock held by Burrill as described in footnote 11.  The address for Mr. Fong is One Embarcadero Center, Suite 2700, San Francisco, CA 94111.

(9) The managing member of Maggro is Dr. Jerrold B. Grossman, who is therefore deemed to be the beneficial owner of the securities held by Maggro.

(10) The managing member of Hariden is Adam S. Grossman, who is therefore deemed to be the beneficial owner of the securities held by Hariden.

(11) The shares directly held by Burrill Capital Fund IV, L.P. (“Burrill”) are deemed to be beneficially owned by Burrill & Company (BCF IV GP), LLC (“Burrill GP”), and each of the individual managing directors of Burrill GP. The individual managing directors (collectively, the “Managers”) of Burrill GP, who are members of the investment committee of Burrill GP, are G. Steven Burrill, Bryant E. Fong, Victor Hebert, Douglas Lind, David Wetherell and Joshua Zelig. Burrill GP and the Managers may share voting and dispositive power over the shares owned of record  by Burrill.  The address for Burrill GP and the Managers is One Embarcadero Center, Suite 2700, San Francisco, CA 94111.  The information in this footnote is based on Burrill’s Schedule 13D filed with the SEC on February 23, 2012.  See also footnote 8.

(12) The shares are directly held by Ayer Capital Partners Master Fund, L.P. (“Master Fund”)(336,476 shares), Ayer Capital Partners Kestrel Fund, LP (“Kestrel Fund”)(7,463 shares) and Epworth - Ayer Capital (“Epworth”)(20,646 shares).  Master Fund, Kestrel Fund and Epworth are collectively referred to as the “Funds.” The investment advisor for each of the Funds is Ayer Capital Management, LP, of which Jay Venkatesan serves as managing member.  Mr. Venkatesan may therefore be deemed to beneficially own the shares of Common Stock held by the Funds, as he holds or shares voting and dispositive power over such shares.   The address for Ayer Capital Management, LP, Mr. Venkatesan and the Funds is 230 California Street, Suite 600, San Francisco, CA 94111.  The information in this footnote is based on Ayer’s Schedule 13G filed with the SEC on February 22, 2012.

Directors and Executive Officers

In connection with the Merger, ParentCo’s board of directors was reconstituted by the resignation of Mr. Arnold P. Kling from his role as sole director of ParentCo and the appointment of Steven A. Elms as Chairman of the Board and Dov A. Goldstein, Jerrold B. Grossman, Adam S. Grossman, Eric I. Richman and Bryant E. Fong as directors (all of whom except for Mr. Fong were directors of Former ADMA immediately prior to the Merger).  Bryant Fong is the designee of Burrill, Steven Elms is the designee of Aisling and Dr. Jerrold B. Grossman is the designee of the Grossman Group. Burrill, Aisling and the Grossman Group were the Lead Investors in the 2012 Financing.  Each of the Lead Investors is entitled to designate one nominee to the ParentCo board of directors for as long as it owns 50% of the shares of Common Stock that it received in the Merger in exchange for the shares of common stock that it owned immediately following the closing of the 2012 Financing.  ParentCo’s executive management team was also reconstituted following the resignation of Mr. Kling as ParentCo’s president and Mr. Kirk M. Warshaw as ParentCo’s chief financial officer and secretary, and Adam S. Grossman was appointed President and Chief Executive Officer of ParentCo.

Our directors and executive officers hold office until the earlier of their death, resignation, removal or until their successors have been duly elected and qualified.  Our executive officers are appointed by the board of directors and serve at the discretion of the board. Other than as disclosed below, there are no family relationships among our directors and executive officers.

Name	Age	Positions
Dr. Jerrold B. Grossman	64	Vice Chairman of the Board of Directors
Adam S. Grossman	35	Director, President, and Chief Executive Officer
Steven A. Elms	48	Chairman of the Board of Directors
Dov A. Goldstein, M.D.	43	Director
Eric I. Richman	50	Director
Bryant E. Fong	39	Director

Jerrold B. Grossman D.P.S. – Founder and Vice-Chairman.  Dr. Grossman has been a director of ADMA and Former ADMA since 2007.  He served as the Chief Executive Officer of Former ADMA (on a part-time basis) between 2007 and October 2011. He is the founder and Chief Executive Officer of National Hospital Specialties, a specialty plasma derivatives distribution business, and has served as CEO of that company since 1980.  Additionally, Dr. Grossman is the founder and President of GenesisBPS, a medical device firm specializing in blood collection and processing equipment, and has served as President of that company since 1990.  Previously, he has held positions at the New York Blood Center and Immuno-U.S., Inc. Currently, he serves as the Chairman of the Board of Bergen Community Blood Services, is a member of the New Jersey Blood Bank Task Force, a founder and director of the New Jersey Association of Blood Bank Professionals.  He is a founder and director of Pascack Bancorp, Inc. and chairman of its Investment and Funds Management Committee.  Dr. Grossman has also provided consulting services to various government agencies and international organizations. He received a B.A. in Economics and Finance from Fairleigh Dickinson University, an M.B.A. from Fairleigh Dickinson University, and his D.P.S. in Business Management from Pace University.  Dr. Grossman is the father of Adam S. Grossman.  He was chosen to serve on the Board of Directors because of his role as founder and past CEO of the Company, as well as his more than 35 years of experience serving a variety of companies and associations in the blood and plasma industry.

Adam S. Grossman – Founder, Director, President and Chief Executive Officer.  Mr. Grossman has been a director of ADMA and Former ADMA since 2007, has served as ADMA’s and Former ADMA’s President and Chief Executive Officer since October 2011 and as Former ADMA’s President and Chief Operating Officer between 2007 and October 2011.  Mr. Grossman has over 15 years experience in the blood and plasma industry.  Prior to founding Former ADMA, Mr. Grossman was the Executive Vice President of National Hospital Specialties and GenesisBPS, a position he held between 1996 and 2011.  He has experience in launching new products, building and managing national and international sales forces, managing clinical trials, and completing numerous business development transactions.  Previously, he worked at MedImmune, Inc., where he worked on marketing teams for RSV and CMV immunoglobulins, and at the American Red Cross, where he launched new products with the Biomedical Services division. Mr. Grossman received a B.S. in Business Administration, with a specialization in International Business and Marketing, from American University.  Mr. Grossman is the son of Dr. Jerrold B. Grossman, our Vice-Chairman.  Mr. Grossman was chosen to serve on the Board of Directors because, as ADMA’s Chief Executive Officer, he is able to provide the Board with critical insight into the day-to-day operations of the Company.

Steven A. Elms – Chairman of the Board.  Mr. Elms has been Chairman of the Board of ADMA since 2012 and a director of Former ADMA since 2007, serving as a nominee of Aisling Capital pursuant to a voting agreement among Aisling, Hariden, Maggro and ADMA.  Mr. Elms has served as a Managing Partner at Aisling Capital, an investment firm advising funds investing in healthcare companies, technologies and products.  Aisling is a principal shareholder of ADMA.  He joined Aisling Capital in 2000.  He was a Principal in the Life Sciences Investment Banking Group of Hambrecht & Quist.  During his five years at Hambrecht & Quist, Mr. Elms was involved in over 60 financing and merger and acquisition transactions, helping clients raise in excess of $3.3 billion in capital.  Prior to joining Hambrecht & Quist, Mr. Elms traded mortgage-backed securities at Donaldson, Lufkin & Jenrette.  His previous healthcare sector experience includes over two years as a pharmaceutical sales representative for Marion Laboratories and two years as a consultant for The Wilkerson Group.  Mr. Elms received a B.A. in Human Biology from Stanford University and an M.B.A. from Kellogg Graduate School of Management at Northwestern University.  Mr. Elms serves on the boards of Pernix Therapeutics Holdings, Inc. (NYSE AMEX: PTX) and a number of other private companies. Mr. Elms was chosen to serve on the Board of Directors because of his valuable experience in the investment and investment banking industry, particularly with respect to strategic and financing transactions.

Dov A. Goldstein, M.D. – Director.   Dr. Goldstein has been a director of ADMA and Former ADMA since 2007, serving as a nominee of Aisling Capital pursuant to a voting agreement among Aisling, Hariden, LLC (“Hariden”), Maggro, LLC (“Maggro”) and ADMA.  Dr. Goldstein has been a Principal (2006 - 2008) and a Partner (since 2008) at Aisling Capital. Between July 2000 and August 2003, Dr. Goldstein served as Vice President and  Chief Financial Officer, and between August 2003 and September 2005 as Executive Vice President and Chief Financial Officer, of Vicuron Pharmaceuticals, Inc. (Nasdaq: MICU) up until its acquisition by Pfizer, Inc.  Prior to joining Vicuron, Dr. Goldstein was Director of Venture Analysis at HealthCare Ventures.  He also completed an internship in the Department of Medicine at Columbia-Presbyterian Hospital. Dr. Goldstein serves a member of the board of directors of Cempra Holdings, LLC (Nasdaq: CEMP).  Dr. Goldstein received a B.S. from Stanford University, an M.B.A. from Columbia Business School and received his M.D. from Yale School of Medicine.  Dr. Goldstein was chosen to serve on the Board of Directors because of his experience as a senior executive officer of Vicuron Pharmaceuticals and his technical knowledge as a medical doctor.  Dr. Goldstein serves as a Director of several private companies.

Eric I. Richman – Director.  Mr. Richman has been a director of ADMA and Former ADMA since 2007.  Mr. Richman is the President and Chief Executive Officer of biodefense company PharmAthene, Inc. (NYSE AMEX: PIP).  He has served in that position since October 2010.  He served as the President and interim Chief Executive Officer of PharmAthene between May and October 2010, as President and Chief Operating Officer between March and May 2010 and as Senior Vice President, Business Development and Strategic Planning between August 2003 and March 2010. He has also served on PharmAthene’s board of directors since May 2010.   Prior to joining PharmAthene, Mr. Richman held various commercial and strategic positions of increasing responsibility over a 12 year period at MedImmune, Inc. from its inception and was Director, International Commercialization at that company.  Mr. Richman served as director of Lev Pharmaceuticals and Chairman of its Commercialization Committee and currently serves as director of American Bank.  Mr. Richman received a Bachelor of Science in Biomedical Science from the Sophie Davis School of Biomedical Education (CUNY Medical School) and a Master of Business Administration from the American Graduate School of International Management.  Mr. Richman was chosen to serve on the Board of Directors because of his experience in the development and commercialization of plasma-derived products and experience as an executive officer of PharmAthene.

Bryant E. Fong – Director.  Mr. Fong, who became a director of ADMA at the time of the Merger, joined Burrill & Company, an affiliate of Burrill, in 1998 and has more than 16 years of experience in the biotechnology industry.  His current position at Burrill & Company is Managing Director and Co-Head of Venture Capital, a position he has held since 2009.  Burrill & Company invests in life science companies whose technologies and products are applicable across a wide range of life science sub-sectors.  Prior to joining Burrill & Company, Mr. Fong held positions as a biochemist and molecular biologist with two early stage biotechnology companies located in the San Francisco Bay Area.  Mr. Fong’s aggregate research experiences include recombinant protein expression in yeast, development of linear artificial chromosomes for pathway engineering/heterologous gene transfer in yeast, and catalytic RNA technology. Mr. Fong currently serves on the boards of directors of a number of private life science companies.  Mr. Fong earned his bachelors degree with honors in Molecular and Cell Biology-Biochemistry from the University of California, Berkeley.  Mr. Fong was chosen by Burrill to serve on the Board of Directors because of his extensive experience in the biotechnology industry.

Director Independence

We are not currently a “listed company” under SEC rules and are therefore not required to have a Board comprising a majority of independent directors or separate committees comprised of independent directors.   We use the definition of “independence” under Rule 5605 of the Nasdaq Stock Market Rules, as applicable and as may be modified or supplemented from time to time and the interpretations thereunder, to determine if the members of our Board are independent.  In making this determination, our Board considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported in this Report under the caption “Certain Relationships and Related Transactions.”  The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent.  On the basis of such review and its understanding of such relationships and transactions, our Board is expected to determine that three of our Board members, Mr. Richman, Dr. Goldstein and Mr. Fong, are independent directors.

Board Committees

Audit Committee

The primary functions of the Audit Committee are to: (a) review the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public and monitor the integrity of such financial reports; (b) review the Company’s systems of internal controls established for finance, accounting, legal compliance and ethics; (c) review the Company’s accounting and financial reporting processes generally and the audits of the financial statements of the Company; (d) monitor compliance with legal regulatory requirements; (e) monitor the independence and performance of the Company’s registered independent public accounting firm; and (f) provide effective communication between the Board, senior and financial management and the Company’s registered independent public accounting firm.

The current members of our Audit Committee are Eric Richman (Chair), Dov Goldstein and Steven Elms.  Our Board is scheduled to meet shortly to determine whether the Audit Committee should be reconstituted such that each committee member meets the independence criteria for directors set forth under the Nasdaq Stock Market Rules and the additional independence criteria for members of audit committees specified in Rule 5605 of the Nasdaq Stock Market Rules and Rule 10A-3 under the Exchange Act of 1934.  Each member of our Audit Committee is financially literate under the definition of the Nasdaq Stock Market Rules.

Our Board is expected to determine that Mr. Richman, the chairman of the Audit Committee, qualifies as an “audit committee financial expert,” as such term is defined by SEC rules.

Executive Compensation, and Director Nomination and Corporate Governance Function

We do not have a compensation committee or a nominating and corporate governance committee and the functions customarily delegated to such committees will be performed by our independent directors.  In addition, we do not have any charter that relates to the functions traditionally performed by such committees.  Our board of directors  is expected to appoint an a compensation committee and nominating and governance committee, and to adopt charters relative to each such committee, in the future.

EXECUTIVE COMPENSATION

The following table sets forth, for the periods indicated, all of the compensation awarded to, earned by or paid to (i) each individual serving as Former ADMA’s principal executive officer during our last completed fiscal year; and (ii) each other individual that served as an Former ADMA’s executive officer at the conclusion of the fiscal year ended December 31, 2011 and who received in excess of $100,000 in compensation during such fiscal year (collectively, the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus			Total
Adam S. Grossman Director, President and Chief Executive Officer (1)	2011 2010	$ $	218,269 243,270	$ $	50,000 -	(3)	$ $	268,269 243,270

Dr. Jerrold B. Grossman Vice Chairman (2)	2011 2010	$ $	127,115 145,962	$ $	- -		$ $	127,115 145,962

(1) Served as President and Chief Operating Officer of Former ADMA in 2010 and until October 2011. Has served as President and Chief Executive Officer since October 2011.

(2) Served as Chief Executive Officer of Former ADMA in 2010 and until October 2011 on a part-time basis. Has served as Vice Chairman since October 2011.

(3) Represents a bonus granted in February 2012 in connection with Mr. Grossman’s new employment agreement with respect to service provided in 2011.

Agreements with Executive Officers

President and Chief Executive Officer

As of the date of the consummation of the Merger, ADMA entered into a new employment agreement with its President and Chief Executive Officer, Adam S. Grossman, which has an initial term of three (3) years, with automatic three (3) year renewal periods unless notice is provided 90 days in advance.  The employment agreement provides that Mr. Grossman (i) will initially be paid $350,000 annually beginning on the date on which the Merger closed (the “Effective Date”); (ii) is eligible for an annual cash bonus, the target of which is $100,000, based upon the attainment of certain performance objectives mutually agreed to by the Board of Directors and Mr. Grossman; and (iii) is eligible to participate in the Company’s standard benefits package.  In addition, pursuant to the employment agreement, options to purchase 212,134 shares of common stock at an exercise price of $9.60 were granted to Mr. Grossmann.  All options granted to Mr. Grossman were issued under the Company’s stock option plan and vest over a four year period, with 25% of the options vesting on the Effective Date, and the remaining 75% vesting in equal monthly installments over the following 48 months of continued employment (full vesting on the fourth anniversary of the Effective Date), subject to accelerated vesting (i) upon a “change of control” (as defined in the agreement) of the Company of all options if Mr. Grossman is terminated by the Company or its successor for any reason other than cause or by Mr. Grossman for “good reason” (as defined in the agreement) immediately preceding or within two years thereafter and (ii) of that portion of the options that would have vested over the one year period following the date of termination upon a termination of employment by the Company without cause or by Mr. Grossman for good reason or as a result of death or disability.  Mr. Grossman also received a bonus in connection with his 2011 performance, including in connection with the 2012 Financing and Merger, of $50,000 on the date on which the Merger closed.  ADMA is obligated to reimburse Mr. Grossman for up to $10,000 in legal expenses incurred in connection with the employment agreement.

The employment agreement also provides that Mr. Grossman cannot, directly or indirectly, in any capacity, provide services to any person or entity which competes with the Company, unless he obtains the Company’s prior written consent for a period of 12 months following his termination.

The employment agreement furthermore provides that, in the event (i) that Mr. Grossman is terminated by the Company “without cause” (as such term is defined under the employment agreement), (ii) that Mr. Grossman resigns for “good reason” (as such term is defined under the employment agreement), or (iii) of any termination resulting from a “change of control” (as defined in the agreement) in which the existing employment agreement is not assumed by the successor to the Company, he would be entitled to (A) a severance payment equal to one year base salary payable in 12 monthly, equal installments after termination (lump sum if immediately preceding or within 24 months of a change of control), (B) prior year bonus (if unpaid)  and a pro rata bonus for year of termination (calculated as if 50% of the target had been met for the year of termination) and (C) one year of additional vestings on equity incentives then granted to Mr. Grossman or all remaining vestings if such termination is immediately preceding or within 2 years following a change of control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option held by each of the named executive officers as of December 31, 2011.

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Adam S. Grossman Director, President and Chief Executive Officer	(2)	24,816	8,272	$ 3.40	2/11/18
Dr. Jerrold B. Grossman Vice-Chairman	(3)	28,455	9,486	$ 3.40	2/11/18

(1) Gives effect to the Reverse Split and a 1:1 share exchange in the Merger.

(2) Served as President and Chief Operating Officer of Former ADMA in 2010 and until October 2011.  Has served as President and Chief Executive Officer since October 2011. Amounts reflect a 2/11/08 option grant with respect to 33,088 shares, vesting over four years, subject to accelerated vesting as a result of change of control and termination of employment. Exercise price and number of shares underlying the options have been adjusted to reflect the Reverse Split.

(3) Served as Chief Executive Officer of Former ADMA in 2010 and until October 2011 on a part-time basis.  Has served as Vice- Chairman since October 2011. Amounts reflect a 2/11/08 option grant with respect to 37,941 shares, vesting over four years, subject to accelerated vesting as a result of change of control and termination of employment. Exercise price and number of shares underlying the options have been adjusted to reflect the Reverse Split.

Equity Incentive Plan

2007 Stock Option Plan

In July of 2007, Former ADMA’s stockholders approved the 2007 Employee Stock Option Plan (as amended, the “2007 Plan”) which provides for the granting of incentive and non-qualified stock options to our officers and employees. Additionally, the 2007 Plan authorizes the granting of non-qualified stock options to our directors and to any independent consultants.  The Board of Directors in conjunction with management determines who receives awards, the vesting conditions of which are generally four years, and the exercise price of which may be no less than the fair market value of the common stock.  Options may have a maximum term of no more than 10 years.  Net issue exercise of options is permitted with the consent of the Board.  We assumed the 2007 Plan in the Merger.

After an increase in authorized shares under the 2007 Plan in connection with the Merger, ADMA currently has options to purchase 295,515 shares of common stock issued and outstanding under the 2007 Plan and has reserved for future issuance under the 2007 Plan an additional 265,685 shares of common stock.

Director Compensation

It has been ADMA’s policy to pay Mr. Richman $2,000 per Board meeting attended.  On February 8, 2008, ADMA granted Mr. Richman options to purchase 2,205 shares at an exercise price of $3.40, which vest over four years.  On January 22, 2009, ADMA granted Mr. Richman options to purchase 3,677 shares at an exercise price of $1.71, which were fully vested on the date of grant.  Exercise price and number of shares underlying the options have been adjusted to reflect the Reverse Split.

Dr. Grossman , Mr. Grossman, Mr. Elms and Dr. Goldstein have not been paid any compensation for their services on the Board of ADMA.  They have been, and will continue to be, reimbursed for the reasonable out-of-pocket costs incurred by them in connection with travel to and from Board and committee meetings.  Such reimbursements did not amount to $8,000 or more for any one of them in 2010.

Following the Merger, ADMA expects to pay its non-executive Vice-Chairman, Dr. Jerrold B. Grossman, annual director fees of $50,000, subject to an additional payment of $25,000 per year at the discretion of the Board.  In addition, the Company may begin paying director fees and providing stock option grants to some or all of the remaining non-management directors commensurate with similarly situated companies.

Our sole director prior to the Merger, Mr. Arnold P. Kling, did not receive any compensation from us during the fiscal years ended June 30, 2010 and 2011. Information regarding compensation for those of our directors who are also employees is set forth in the Executive Compensation – Summary Compensation Table above.

Code of Ethics

ADMA has a Code of Ethics and Business Conduct (the “Code”) that applies to all directors, officers and employees, which will be posted on its website or can be obtained by writing to ADMA Biologics, Inc., 65 Commerce Way, Hackensack, NJ 07601, c/o Corporate Secretary.  All of our directors, officers and employees are expected to be familiar with the Code and to adhere to those principles and procedures set forth in the Code that apply to them.  The Company will post any amendments to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC, on the Company’s web site.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July 2007, Aisling, LP, Hariden and Maggro purchased 2,888,446, 298,805 and 199,203 shares of Former ADMA’s Series A Preferred Stock, respectively, for $5.02 per share.  In connection with this transaction, the parties entered into a series of agreements, including a voting agreement (governing the election of directors and increases in authorized common stock), an investors’ rights agreement (governing the registration of shares of common stock and common stock underlying Series A Preferred Stock and options) and a right of first refusal and co-sale agreement (pursuant to which Hariden and Maggro granted rights of first refusal to ADMA and Aisling in case of certain share transfers by them).  In connection with this transaction, and subsequent transactions, the Company estimates that it has reimbursed Aisling for legal fees totaling $75,000.  The managing members of the control person of Aisling include our Chairman Steven Elms.  Our director Jerrold B. Grossman is the managing member of Maggro.  Our President and Chief Executive Officer Adam S. Grossman is the managing member of Hariden.

Note Financings

In 2009, 2010 and 2011, ADMA issued senior secured convertible promissory notes in the aggregate principal amount of $8,150,000 to Aisling, Hariden and Maggro pursuant to the terms of Note Purchase Agreements.  In 2011, ADMA issued senior secured promissory notes in the aggregate principal amount of $650,000 to Aisling, Hariden and Maggro pursuant to the terms of Note Purchase Agreements.  In connection with the issuance of certain of these notes, Former ADMA  issued warrants to purchase 57,342 shares of common stock expiring ten years from the date of issue to Aisling, Hariden and Maggro at an exercise price of $.01 per share.  Such warrants vested immediately.

In December 2011, all then-outstanding senior secured convertible promissory notes were converted into 4,835,224 shares of Series A Preferred Stock in accordance with their terms.  No such notes remain outstanding.  Senior secured promissory notes in the aggregate principal amount of $400,000 were repaid prior to the Merger.  The remaining senior secured promissory notes in the aggregate principal amount of $250,000 (plus $12,740 in accrued interest) were invested in the 2012 Financing by the holders of the notes in exchange for shares of Former ADMA’s common stock.  No such notes remain outstanding.  The warrants have been exercised for shares of common stock and no warrants remain outstanding.

The description of the terms of such notes and warrants is incorporated herein by reference to “Recent Financings—Note Financings.”

2012 Financing

In the 2012 Financing that closed immediately prior to the Merger, Burrill, Aisling, and the Grossman Group purchased 885,417, 458,334 and 114,584 shares of Former ADMA’s common stock, respectively, for $8,500,003, $4,400,006 and $1,100,006, respectively. $262,740 in consideration paid by Aisling and the Grossman Group was in the form of secured promissory notes in lieu of cash.

The description of the terms of the 2012 Financing and the related agreements is incorporated herein by reference to “Recent Financings - 2012 Financing.”

Other Related Party Transactions

See “Business—Properties” for a discussion of a related party transaction relating to our facility in Hackensack, NJ.  Rent expense for such facility amounted to $96,448 and $96,539 for the years ended December 31, 2011 and 2010, respectively. The Company owed deferred rent to Areth, LLC in the amount of $72,336 as of December 31, 2011 and an additional $8,037 as of February 13, 2012 for a total of $80,373. These amounts were for office space rent and services previously rendered and were paid out of the proceeds from the 2012 Financing.  Technomed Inc. provides certain services pursuant to the shared services agreement between the Company and Areth, LLC. Technomed Inc. is owned by Adam S. Grossman and Dr. Jerrold B. Grossman as well as their family members.  In addition, the Company owed Eric Richman deferred director fees of $8,000, which were paid out of the proceeds from the 2012 Financing.The Placement Agent has and will continue to have an equity interest in us.

The Company maintains deposits and other accounts at Pascack Bankcorp, a bank of which Dr. Grossman serves as a director and which is approximately  5%-owned by members of the Grossman family.

The disclosure required by Item 404(c)(iii) of Regulation S-K is incorporated by reference to “Recent Financings - 2012 Financing” and “Security Ownership of Certain Beneficial Owners and Management.”

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market for common stock

There is not currently, and there has never been, any market for any of our securities.   Our securities do not currently trade on any national securities exchange or any over-the-counter market, including the OTCBB.

We will seek to have the common stock quoted on the OTCBB.  However, we cannot assure you when such shares will qualify for quotation on the OTCBB or any other electronic trading market, if ever, or, if they do, that there will be any active trading market for such shares.

ADMA currently has 4,654,303 shares of common stock issued and outstanding and an additional 383,380 shares issuable upon exercise of outstanding options and warrants.  In addition, ADMA has reserved for future issuance under the 2007 Plan an additional 265,685 shares of common stock (See “Description of Registrants Securities to be registered”).  Of the 4,654,303 shares issued and outstanding, 53,033 shares of common stock are held by the pre-Merger stockholders of ParentCo and the remaining 4,601,270 shares are held by stockholders of Former ADMA, including the investors in the 2012 Financing.   Of the 383,380 shares of common stock issuable upon exercise of outstanding options and warrants, 289,045 shares are issuable to officers and directors of ADMA, 6,470 shares are issuable to other employees of ADMA and 87,865 are issuable to the Placement Agent and its designees. The sale of the 1,969,026 shares registered for sale under the Investor Registration Statement could have a material adverse effect on the price of ADMA’s common stock.

Record Holders

Immediately following the closing of the Merger and the 2012 Financing, we had eleven holders of record of our common stock.

Penny Stock

Under certain circumstances, if the trading price for common stock that does not trade on an exchange drops below $5.00 per share, it could be considered a “penny stock.”  In such case, it will be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker-dealers who recommend penny stocks to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker-dealer must make an individualized written suitability determination for the purchaser, considering such purchaser’s financial situation, investment experience and investment objectives, with respect to penny stock transactions and receive the purchaser’s written consent prior to the transaction. Our common stock may be considered a “penny stock” if our stock price drops below $5.00 per share and we do not meet certain net asset or revenue thresholds. These thresholds include the possession of net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000 in the event we have been operating for at least three years or $5,000,000 in the event we have been operating for fewer than three years, and the recognition of average revenues equal to at least $6,000,000 for each of the last three years.

The penny stock rules severely limit the liquidity of securities in the secondary market, and many brokers choose not to participate in penny stock transactions. As a result, there is generally less trading in penny stocks. If you become a holder of our common stock, you may not always be able to resell shares of our common stock publicly at the time and prices that you feel are fair or appropriate.

Dividends

Former ADMA has never paid or declared any dividends on its shares of common stock.  Dividends on Former ADMA’s Series A Preferred Stock accrued at the rate of 7% per year and were converted into Former ADMA’s common stock immediately prior to the Merger.  ParentCo has never paid or declared any dividends on its shares of Common Stock.  We do not anticipate paying or declaring dividends on the Common Stock for the foreseeable future.  The payment of dividends, if any, is within the discretion of the Board of Directors and will depend on our earnings, if any, our capital requirements and financial condition and such other factors as the Board of Directors may consider.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2011, the (i) number of securities to be issued upon the exercise of outstanding options, warrants and rights issued under the 2007 Plan, (ii) the weighted average exercise price of such options, warrants and rights, and (iii) the number of securities remaining available for future issuance under the 2007 Plan.  Number of shares underlying options and exercise price has been adjusted to reflect the Reverse Split.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding (a)) (c)

Equity compensation plans approved by security holders	83,382	$3.33	11,471

Equity compensation plans not approved by security holders	--	--	--

Total	83,382	$3.33	11,471

Recent Sales of Unregistered Securities

Sales of unregistered securities by Former ADMA since January 1, 2008 are described in the section “Recent Financings” above.

DESCRIPTION OF REGISTRANTS SECURITIES TO BE REGISTERED

General

ADMA is authorized by its certificate of incorporation to issue an aggregate of 85,000,000 shares of capital stock, of which 75,000,000 are shares of common stock and 10,000,000 are shares of preferred stock, each with a par value of $.0001 per share.

ADMA currently has 4,654,303 shares of common stock issued and outstanding and an additional 383,380 shares issuable upon exercise of outstanding options and warrants.  In addition, ADMA has reserved for future issuance under the 2007 Plan an additional 265,685 shares of common stock.  See “Executive Compensation—2007 Stock Option Plan”.

Of the 4,654,303 shares issued and outstanding, 53,033 shares of common stock are held by our pre-Merger stockholders and the remaining 4,601,270 shares are held by stockholders of Former ADMA, including the investors in the 2012 Financing.   Of the 383,380 shares of common stock issuable upon exercise of outstanding options and warrants, 289,045 shares are issuable to officers and directors of ADMA, 6,470 shares are issuable to other employees of ADMA and 87,865 are issuable to the Placement Agent and its designees.

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our Certificate of Incorporation and by-laws, which are filed as exhibits to the Original Filing and are incorporated herein by reference.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company.  The holders of a majority of the outstanding shares of common stock constitute a quorum at a meeting of stockholders for the transaction of any business.  Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action is authorized by a majority of the votes cast, except where the Delaware General Corporation Law (“DGCL”) prescribes a different percentage of votes and/or a different exercise of voting power.

All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the board of directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The holders of common stock do not have cumulative or preemptive rights.

Preferred Stock

No shares of preferred stock are currently outstanding, and we have no current plans to issue preferred stock.  The issuance of shares of preferred stock, or the issuance of rights to purchase preferred stock, could be used to discourage an unsolicited acquisition proposal. For example, a business combination could be impeded by the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of such series to block any such transaction. Alternatively, a business combination could be facilitated by the issuance of a series of preferred stock having sufficient voting rights to provide a required percentage vote of our shareholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power and other rights of the holders of our common stock. Although prior to issuing any series of preferred stock our board is required to make a determination as to whether the issuance is in the best interests of our stockholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not presently intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law or applicable stock exchange requirements.

Warrants

Warrants to purchase 87,865 shares of common stock at an exercise price of $9.60 per share are currently outstanding.  These warrants were issued to the Placement Agent and its designees in the Merger in exchange for the Placement Agent Warrants, which in turn were issued by Former ADMA as additional compensation for the Placement Agent’s services in the 2012 Financing.  The warrants are exercisable at any time beginning on August 11, 2012 and ending on February 13, 2017.  The warrants permit cashless exercise if at the time of the exercise an effective registration statement is not available for the resale of the underlying shares.  Cashless exercise means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to the aggregate exercise price.  We will not receive additional proceeds to the extent that warrants are exercised on a cashless basis.  The exercise price and number of shares of our common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or stock split, certain rights offerings, or our recapitalization, reorganization, merger or consolidation.  The warrants are subject to a beneficial ownership blocker, meaning that they may not be exercised, to the extent that after giving effect to the issuance of the underlying shares, the holder of the warrants (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of the 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the warrants.

Registration Rights

In connection with the 2012 Financing and the Merger, we agreed, pursuant to a registration rights agreement (the “Registration Rights Agreement”), to register on a registration statement (the “Investor Registration Statement”) the resale of the shares of common stock issued in the Merger in exchange for the shares of common stock issued in the 2012 Financing and the shares of common stock owned by our pre-Merger stockholders, as well as the resale of the shares of common stock issuable upon exercise of the warrants issued to the placement agent and its designees in the Merger in exchange for the Placement Agent Warrants.   The description of the terms of the Registration Rights Agreement is incorporated herein by reference to “Recent Financings— 2012 Financing.”

Transfer Agent

Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, serves as the transfer agent and registrar for the common stock.  We serve as warrant agent for the outstanding warrants.

Indemnification of Directors and Officers

Our certificate of incorporation provides that no director is personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Nonetheless, a director is liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of the relevant article of our certificate of incorporation will apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment.

Our certificate of incorporation furthermore states that the Company shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Company the power to indemnify.

Insofar as indemnification for liability under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Delaware Anti-Takeover Law

We are subject to the provisions of section 203 of the Delaware law. Section 203 prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. These provisions could have the effect of delaying, deferring or preventing a change of control of us or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K (“The Merger,” “Recent Financings - 2012 Financing” and “-Issuance of Common Stock in the Merger”), which disclosure is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant

On February 13, 2012, our board of directors dismissed Sherb & Co, LLP (“Sherb”) as our independent registered public accounting firm. Our board of directors immediately engaged J. H. Cohn LLP (“J.H. Cohn”) as our independent registered public accounting firm, effective as of February 13, 2012.  J.H. Cohn was the independent registered public accounting firm of Former ADMA prior to the Merger and, given that our sole line of business is conducted through our wholly-owned subsidiary, our board of directors concluded that J. H. Cohn should serve as our independent registered public accounting firm.  As described under “Risk Factors - Our independent registered public accounting firm has identified material weaknesses in our financial reporting process,” J.H. Cohn has identified material weaknesses in the internal control over financial reporting of ADMA.

Sherb’s report on ParentCo’s financial statements for each of the past two fiscal years ended June 30, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2011 and 2010 and the subsequent interim period, there were no: (i) disagreements with Sherb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to the satisfaction of Sherb, would have caused Sherb to make reference to the matter in their report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended June 30, 2011 and 2010 and the subsequent interim period, neither R&R Acquisition VI, Inc. nor anyone acting on its behalf consulted J.H. Cohn regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01	Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 13, 2012, ParentCo’s board of directors approved an amendment to its Certificate of Incorporation, recommending a change of its name from “R&R Acquisition VI, Inc.” to “ADMA Biologics, Inc.”  On February 13, 2012, stockholders representing the requisite number of votes necessary to approve the amendment to the Certificate of Incorporation took action via written consent, approving the above listed actions.  On February 13, 2012, ParentCo filed the Certificate of Amendment with the Secretary of State of the State of Delaware.

By written consent dated March 23, 2012, ParentCo’s board of directors approved a change in ParentCo’s fiscal year end from June 30 to December 31.

Item 5.06	Change in Shell Company Status

As a result of the consummation of the Merger described in Item 1.01 and Item 2.01 of this Current Report on Form 8-K, we ceased to be a shell corporation, as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, as of the closing date of the Merger.

Item 9.01	Financial Statements and Exhibits

(a)      Financial Statements of the Businesses Acquired

In accordance with Item 9.01(a), ADMA’s audited financial statements for the fiscal years ended December 31, 2011 and 2010 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)      Pro Forma Financial Information

Pro Forma financial information has not been included, as it would not be materially different from the financial information of ADMA as referenced in Item 9.01(a) above.

(d)           Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1 (1)	Agreement and Plan of Merger, dated February 13, 2012, among R&R Acquisition VI, Inc., ADMA Biologics, Inc. and ADMA Acquisition Sub, Inc.
2.2 (1)	Certificate of Merger, dated February 13, 2012, merging ADMA Acquisition Sub, Inc. with and into ADMA Biologics, Inc.
3.1 (1)	Certificate of Incorporation of R&R Acquisition VI, Inc., as amended.
3.2	Bylaws of R&R Acquisition VI, Inc. Incorporated by reference to Exhibit 3.2 to R&R Acquisition VI, Inc.’s registration statement on Form 10-SB, as filed with the Securities and Exchange Commission on July 10, 2006.
4.1	Specimen Common Stock Certificate
4.2 (1)	Form of Placement Agent Warrant
10.1*	2007 Employee Stock Option Plan (as amended)
10.2 (1)	Form of Securities Purchase Agreement, dated as of February 13, 2012, between ADMA Biologics, Inc. and each purchaser identified on the signature pages thereto
10.3 (1)	Form of Registration Rights Agreement, dated as of February 13, 2012, between R&R Acquisition VI, Inc. and each of the several purchasers signatory thereto
10.4 (1)	Amended and Restated Placement Agency Agreement, dated February 12, 2012, between ADMA Biologics, Inc. and Rodman & Renshaw, LLC
10.5	Form of Lockup Agreement
10.6* (1)	Employment Agreement, dated February 13, 2012, by and between ADMA Biologics, Inc. and Adam Grossman
10.7 (1)	Investors’ Rights Agreement, dated July 17, 2007, by and among the Company and each of the investors listed on Schedule A thereto
10.8+ (1)	Manufacturing Agreement, dated as of October 23, 2006, by and between Biotest Pharmaceuticals Corporation and ADMA Biologics, Inc., as amended
10.9+ (1)	Plasma Purchase Agreement, dated as of November 17, 2011, between Biotest Pharmaceuticals Corporation and ADMA Biologics, Inc.
10.10	Agreement for Services between the Company and Areth Inc., dated July 23, 2007.
10.11 (1)	Agreement of Lease between the Company and C1VF I-GA1W15-W23, LLC (DCT Holdings), effective June 1, 2008 and confirmed on November 13, 2008, for the premises located at 6290 Jimmy Carter Boulevard, Suite 206-208, Norcross, Georgia.
10.12 (1)	Form of Indemnification Agreement
16.1 (1)	Letter from Sherb & Co, LLP regarding change in certifying accountants
21.1	Subsidiaries of Registrant
99.1	ADMA Biologics, Inc. consolidated financial statements for the fiscal years ended December 31, 2011 and 2010

+ Confidential treatment requested as to certain portions of this exhibit.  Such portions have been redacted and submitted separately to the SEC.

* Management compensatory plan, contract or arrangement.

(1) Filed as an exhibit to the Original Filing, filed with the SEC on February 13, 2012.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMA BIOLOGICS, INC. (Registrant)

Date: March 29, 2012	By:	/s/ Adam S. Grossman
Adam S. Grossman
President and Chief Executive Officer